UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SVB FINANCIAL GROUP

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NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

We are pleased to invite you to attend SVB Financial Group’s 2021 Annual Meeting of Stockholders. Similar to last year, the meeting will be held remotely.

The items of business at this year’s meeting, as more fully described in the Proxy Statement, are as follows:

1. Elect twelve (12) directors to serve for the ensuing year and until their successors are elected;

2. Approve, on an advisory basis, our executive compensation (“Say on Pay”);

3. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

4. Transact such other business as may properly come before the meeting.

Your vote is very important. To assure your representation at the meeting, we encourage you to vote your shares as soon as possible. This Notice and the Proxy Statement provide instructions on how you can vote your shares online or by telephone, or if you have received a printed copy of the proxy materials and a proxy card, by mail. You may attend the meeting and vote remotely even if you have previously voted by proxy.

You are entitled to vote at this year’s meeting (or any postponement or adjournment thereof) if you are a stockholder of record at the close of business on February 22, 2021.

Thank you for your continued support of SVB Financial Group.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Roger Dunbar

Roger Dunbar

Chair of the Board

Santa Clara, California

March 4, 2021

*

Due to health concerns surrounding the COVID-19 pandemic and related federal, state and local orders and guidance, the meeting will be held solely by means of remote communications at www.virtualshareholdermeeting.com/SIVB2021. You will need your control number to participate, vote or ask questions during the virtual meeting. Your control number can be found on your proxy card, voting instruction form or other notices sent to you. Instructions for participation, voting and asking questions will be available on the meeting website on the meeting date. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or ask questions during the meeting. Following the meeting, we may post appropriate questions received during the meeting and the Company’s answers on our website.

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PROXY STATEMENT—TABLE OF CONTENTS

• Indicates matters to be voted on at the Annual Meeting

2020 PERFORMANCE AND PROXY STATEMENT SUMMARY

This summary highlights our 2020 performance, as well as information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review this entire Proxy Statement, as well as our Annual Report on Form 10-K for the year ended December 31, 2020.

2020 FINANCIAL PERFORMANCE AND BUSINESS HIGHLIGHTS

In 2020, we navigated the unprecedented challenges presented by the global COVID-19 pandemic crisis to deliver another year of strong financial performance and robust business activities. Selected 2020 financial performance and business highlights include:

• We delivered strong diluted earnings per share (“EPS”) and total net income performance, consistent with 2019.

• We attained peer-leading annual return on average equity (“ROE”)[1] while continuing to invest in our people, technology and products to drive scalable, long-term growth.

• We experienced strong total asset growth, resulting in a year-over-year period-end increase of 63%.

• We had healthy loan growth, averaging $37.3 billion in 2020.

• Our total client funds growth increased by 51%, fueled by strong client fundraising and exit activity.

•	We added over 5,600 new clients, which contributed to net client growth of approximately 9.5%.
•	We acquired the debt investment business of WestRiver Group to expand SVB Capital’s credit fund platform.
•

We announced in early January 2021 our agreement to acquire Boston Private Financial Holdings, a leading provider of integrated wealth management, trust and banking services, to accelerate the growth of our private bank and wealth management platform.[2]

•

We advanced our internal and external diversity, equity and inclusion initiatives, including our response to calls for racial and social justice reform. (See “Environmental, Social and Governance” section of this Proxy Statement.)

•	Awards and recognition of the Company included:

○ Forbes’ list of America’s Best Banks - #9 (2021) ○ Bloomberg ’s Gender Equality Index (2021)	○ Newsweek’s list of America’s Most Responsible Companies (2021) ○ Fortune’s 100 Fastest Growing Companies (2020)

Navigating the COVID-19 Pandemic

The global health crisis created by the COVID-19 pandemic presented unprecedented challenges and volatility in the economic and business environment during the majority of 2020, carrying into 2021. Since the declaration of the global pandemic, we have been stridently focused on our business and human response to the crisis --- managing and operating our business as seamlessly as possible, and supporting our employees, clients and communities as we weathered the crisis together:

•

We focused on providing work, life and health-related support for our employees, especially in a remote work-from-home environment, including expanded medical and other support to those directly impacted by COVID-19, mental health support, and general work-from-home support such as technology, equipment and utility stipends. We maintained our workforce without the need for any furloughs or layoffs. As further discussed in the CD&A section, in light of the economic and environmental uncertainties and instability created by the pandemic, our Compensation Committee approved a funding minimum at target for our 2020 Incentive Compensation Plan applicable to all employees, excluding executives. The special minimum was ultimately not applied, as the Company’s performance exceeded our 2020 ICP target performance goals and the plan was funded accordingly.

•

To support our clients, we implemented our own loan payment deferral programs, as well as facilitated loans through government relief programs in the US and the UK, including the Paycheck Protection Program.

•

We helped our communities by donating $5.5 million to local, regional and global COVID-19 relief efforts and $20 million of fees (net of costs incurred) received from the Paycheck Protection Program to diversity and community causes.

[1]	Measured against the Company’s 2020 Peer Group. (See “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement.)
[2]	Closing is expected to be in mid-2021, subject to regulatory approvals and customary closing conditions.

ANNUAL MEETING AND PROXY STATEMENT INFORMATION

Annual Meeting

Time and Date:	4:30 p.m. (Pacific Time), April 22, 2021	Voting and Record Date:	Stockholders as of the record date of February 22, 2021 are entitled to vote
Location:	www.virtualshareholdermeeting.com/SIVB2021

Proposals and Voting Recommendations

Election of Twelve (12) Directors Board recommends voting for all nominees	Advisory (Non- Binding) Vote on Executive Compensation Board recommends voting for proposal	Ratification of KPMG LLP as Auditors for 2021 Board recommends voting for proposal

Director Nominees and Committees

Name	Age	Year Elected By Stockholders	Other Public Boards	Committee Membership*

Greg Becker, CEO & President	53	2011	—
Eric Benhamou	65	2005	1				X	C	X
John Clendening	58	2018	—		X	X
Richard Daniels	66	---	—	X
Alison Davis	59	---	2	X
Roger Dunbar, Board Chair^	75	2005	—				X	X	C
Joel Friedman	73	2005	—				C	X	X
Jeffrey Maggioncalda	52	2012	—		X	X
Beverly Kay Matthews	62	2020	2	X	X
Mary Miller	65	2016	—	C			X		X
Kate Mitchell	62	2010	1			C		X	X
Garen Staglin	76	2012	1		C			X	X

* “C” denotes committee chairperson; all memberships are as of the date of this Proxy Statement.

^ Mr. Dunbar stepped off the Audit Committee in January 2021.

Board of Directors Highlights

      Composition and Independence

•   Separate Board Chairperson and CEO roles

•   All independent directors, except for CEO director

•   Independent Board Chairperson

•   Independent chairpersons and members of all Board
committees

•   No director “overboarding” concerns

•   Board and committee ability to hire outside advisors,
independent of management

•   Representation of diverse mix of skills, experience and
backgrounds

Accountability

•   Annual election of directors

•   Majority voting standard with director resignation policy

•   Annual Board and committee evaluations

•   Regular executive sessions of non-management directors

•   Robust executive and director equity ownership guidelines

•   Independent Board evaluation of CEO performance

•   Independent Board approval of CEO compensation

•   Ongoing director nominee identification and selection
process

•   Limit on director compensation under equity plan

Board Diversity Profile Our current directors (as of the date of this Proxy Statement) reflect an effective and diverse mix of skills, experience and backgrounds:

Diverse Representation*	Skills/Qualifications	We added 2 new directors in 2020, bringing strong technology, financial services and other expertise

Gender	Age	Tenure	Race/Ethnicity/Veteran

Corporate Governance Highlights

      Stockholder Interests

•   Active stockholder engagement practices

•   One single voting class

•   Proxy access under Bylaws

•   Stockholders may act by written consent

•   No cumulative voting

•   No supermajority voting requirements

•   No poison pill

Risk Management

•   Board and individual committee oversight of risk

•   Separate Board Risk Committee focused on enterprise-
wide risk management

•   Risk Committee membership includes the chairpersons
of the Board and all Board committees

•   Risk management guided by Risk Appetite Statement
(reviewed on an annual basis by the full Board)

* Diverse Representation is a combined metric that reflects gender, race/ethnicity and veteran status diversity. Race/ethnicity diversity reflects the following: Hispanic/Latino, Black or African American, Asian, American Indian or Native Alaskan, Native Hawaiian or Other Pacific Islander, or Two or More Races/Other.

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Our Corporate Values

We embrace diverse perspectives.	We speak and act with integrity.

We take responsibility.	We keep learning and improving.

We embrace diverse perspectives.
Independent Auditor Matters

As a matter of good corporate practice, we are seeking your ratification of KPMG LLP as our independent registered public accounting firm for the 2021 fiscal year. If our stockholders do not ratify the selection of KPMG LLP, the Audit Committee may reconsider its selection.

For 2020, the total fees for services provided by KPMG LLP were $10,556,360, of which 94.9% represented audit and audit-related fees. (For more information, see “Independent Auditor Matters.”)
Executive Compensation

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement.

Our Compensation Committee has primary oversight of our executive compensation programs (except in cases applicable to the CEO, in which case the independent directors of our Board make all decisions). As further explained in the CD&A section, highlights of our 2020 executive compensation program and pay decisions include:

Compensation Practice Highlights

•   Pay for performance with emphasis on long-term performance

•   Competitive benchmarking against peers

•   Incentive plans do not encourage excessive risk-taking

•   Annual Say on Pay advisory vote

•   Independent Board/Compensation Committee oversight

•   Recoupment (or clawback) policy

•   No hedging or pledging of Company securities

•   No excessive executive perks, special executive retirement benefits, pension or SERP plans

•   Broadly supporting our employees with physical and mental health, financial and practical work-from-home support during the pandemic crisis --- in particular:

o   Provided a 100% minimum ICP target funding for all employees except executive officers, in anticipation of the impact from COVID-19, which ultimately was not applied since the Company outperformed its annual target goals;

•   Maintaining our core executive compensation program which emphasizes pay for performance, particularly long-term performance, consistent with prior years.

•   Continued focus on risk management, including the expansion of our Recoupment Policy.

•   Expanding our focus on the Company’s human capital, specifically diversity, equity and inclusion initiatives and the evolution of our workplace in an increasing virtual environment.

For a more information about our 2020 executive compensation and key features of our executive compensation governance and practices, please refer to the CD&A section.

Important Dates for 2022 Annual Meeting

Stockholder proposals for inclusion in our 2022 proxy statement pursuant to SEC Rule 14a-8 must be received by us by November 4, 2021. Notice of stockholder proposals for the 2022 annual meeting outside of SEC Rule 14a-8 must be received by us no earlier than December 23, 2021 and no later than January 22, 2022.

*  *  *  *

COMPANY AND PROXY STATEMENT INFORMATION

About SVB Financial Group

For more than 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world.

Proxy Statement

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) to be voted at our 2021 Annual Meeting of Stockholders and any adjournments or postponements of that meeting (the “Annual Meeting”). Due to health concerns surrounding the COVID-19 pandemic and related federal, state and local orders and guidance, the Annual Meeting will be held solely by means of remote communications on Thursday, April 22, 2021 at 4:30 p.m., Pacific Time at www.virtualshareholdermeeting.com/SIVB2021. All stockholders will need their control number to participate, vote or ask questions during the virtual meeting. The control number can be found on proxy cards, voting instruction forms or other notices sent to stockholders. Instructions for participation, voting and asking questions will be available on the meeting website on the meeting date. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or ask questions during the meeting. Following the meeting, we may post appropriate questions received during the meeting and the Company’s answers on our website.

All properly executed written proxies and all properly completed proxies submitted by telephone or internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

We are first furnishing the proxy materials to stockholders on or about March 4, 2021.

Principal Executive Offices

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. Our principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number at that location is (408) 654-7400.

Record Date

Only stockholders of record as of the close of business on February 22, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the meeting. At the close of business on the Record Date, there were 51,976,551 shares of our common stock, $0.001 par value (“Common Stock”), outstanding.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 are available electronically at www.svb.com/proxy. The contents of our website are not incorporated herein by reference and any reference to our website address provided throughout this Proxy Statement is intended to be an inactive textual reference only. See also “Information about Voting and Proxy Solicitation—Delivery of Proxy Materials” below.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board of Directors Recommends a Vote “FOR” All Nominees

Director Nominees, Selection, Diversity and Other Information

Our Directors

Based on the recommendation of the Governance Committee, we are pleased to propose twelve (12) director nominees for election this year. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to maintain an effective Board to serve the best interests of the Company and its stockholders. All nominees are incumbent directors and are deemed independent, except for our CEO.

During 2020, we added two new Board members — Ms. Alison Davis and Mr. Richard Daniels. At the end of the current term, Mr. John Robinson will retire from the Board. We are grateful for Mr. Robinson’s service to the Company and Board over the past decade.

Selection and Nomination of Director Candidates

The Governance Committee is responsible for the selection and nomination of director candidates and for carrying out the Board’s commitment to maintaining a balanced and diverse composition of members. The Governance Committee therefore identifies candidates for membership on the Board and recommends such candidates’ nomination to the Board based on their ability to diversify and complement the Board’s existing strengths. Additionally, while the Board does not have a formal policy governing diversity among directors, Board diversity is a key priority under the Governance Committee’s primary responsibility for selecting and nominating director candidates and overall Board refreshment.

Board Diversity

One of our Company values is that we embrace diverse perspectives. We believe different points of view brought through diverse representation lead to better business performance, decision making, and understanding of the needs of our diverse clients, employees, stockholders, business partners and other stakeholders. This applies equally to our Board.

The Board values a well-rounded board that taken together, reflects a balanced mix of skills, experience, backgrounds and attributes applicable to the Company’s business, strategy and stakeholder interests. The Board takes a multi-dimensional approach to diversity and considers a variety of skills and attributes such as:

•	Industry experience, particularly in banking and our client industries;
•	Functional, technical or other professional expertise;
•	Gender, age or racial/ethnic diversity; and
•	Other important diversity attributes such as veteran status and geographic diversity.

For further information see our Board Diversity Profile under the “2020 Performance and Proxy Statement Summary” section.

Enhanced Focus on Board Diversity in 2020

During 2020, the Governance Committee continued its focus on Board diversity. In particular, it emphasized its commitment to expand the Board’s racial and ethnic representation, and directed its outside director search firm to include racially or ethnically diverse candidates for consideration. As a result of those efforts, the Board added Mr. Richard Daniels in late 2020, who brings strong information technology experience to the Board. Additionally, the Governance Committee continued its focus on gender diversity, and the Board welcomed Ms. Alison Davis to the Board earlier in 2020. Ms. Davis brings strong financial services and client industry experience to the Board.

The Governance Committee’s focus on overall diversity continues in 2021, including on race/ethnicity and other underrepresented categories. Specifically, the Governance Committee will have a standing commitment to being more intentional about seeking and including diverse candidates in its director recruitment efforts to achieve the optimal balance for the Board.

Director Qualifications

The Governance Committee has not formally established any minimum qualifications for director candidates. However, in light of our business, the primary areas of experience, qualifications and attributes typically sought by the Governance Committee in director candidates include, but are not limited to, the following primary areas:

•

Client Industry – Experience with our key client industries, including technology, fintech, life science and healthcare, private equity/venture capital and premium wine, to help deepen our expertise of the innovation and other markets in which we do business.

•	Banking/Financial Services – Experience with the global banking or financial services industry, to help support and grow our core business.
•	Global – Experience working outside of the United States, or with multinational companies or international business operations, to help facilitate our global expansion.
•

Finance/Accounting – Experience in financial management, capital allocation, accounting, financial reporting or audit processes, to oversee our financial position and reporting, as well as to assess our strategic objectives from a financial perspective.

•	Leadership – Experience holding significant leadership positions, particularly as a CEO or head of a significant business line, to help us drive business strategy, growth and performance.
•	Public Company Governance – Experience in public company governance, including corporate governance best practices and policies and managing relations with key stakeholders.
•	Risk Oversight/Management – Knowledge of or experience with key risk oversight or risk management functions, to help oversee the dynamic risks we face.
•

Regulatory/Government – Knowledge of or experience in regulated industries or governmental organizations to oversee our highly regulated business that is affected by regulatory and governmental actions.

Additionally, the Governance Committee may consider other areas relevant to the Company’s strategic growth and business needs, as it determines necessary, including the important attributes, such as: strong strategic, critical and innovative thinking; sound business judgment; high ethical standards; collegial spirit; ability to debate and challenge constructively; and availability and commitment to serve.

Voting for Director Nominees

Majority Vote Standard

Our Bylaws provide for a majority voting standard for director elections. Under this standard, our directors will be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares “against” such nominee) in uncontested director elections. In contested elections (where the number of nominees to serve as directors exceeds the number of directors to be elected), directors will be elected by a plurality of the votes cast (meaning the nominees with the greatest number of shares voted “for” will be elected). Under our director resignation policy, if a director does not receive a majority vote in an uncontested election (or a plurality of the votes cast in a contested election), he or she shall promptly offer his or her resignation to the Board for consideration. The Governance Committee will act within ninety (90) days after certification of the stockholder vote to determine whether to accept the director’s resignation, and thereafter submit its recommendation to the Board for consideration at the Board’s next scheduled meeting, unless failure to act sooner would cause the Company to not comply with any applicable NASDAQ or SEC requirement, in which case the Governance Committee shall take action as promptly as practicable. Any director whose resignation is under consideration will abstain from participating in any decision or deliberation regarding that resignation. We will disclose any decision made by the Board with respect to any tendered resignation.

Voting of Proxies

All proxies will be voted “for” the election of the following twelve (12) nominees, as recommended by the Governance Committee and approved for nomination for election by the Board, unless authority to vote for the election of directors (or for any particular nominee) is withheld. If any of the nominees unexpectedly declines or becomes unable to act as a director, the proxies may be voted for a substitute nominee designated by the Board. As of the date of this Proxy Statement, the Board has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to, or in lieu of, those listed below. Our directors serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. As described above, election of directors at the Annual Meeting is subject to a majority vote standard. This means that the twelve (12) nominees who receive a majority of the votes cast will be elected.

Our Board of Directors recommends that stockholders vote “FOR” all director nominees.

Biographies of Director Nominees

The biographies of each of our director nominees are set forth below:

Age: 53 Director since: 2011 Committees: N/A Independent: No

GREG BECKER

President and Chief Executive Officer of SVB Financial Group

Mr. Becker was appointed the President and Chief Executive Officer of the Company in April 2011. He first joined the Company in 1993 as part of the Northern California Technology Division and since then has served in a number of executive and senior management roles, including Division Manager of Venture Capital, Chief Banking Officer, Chief Operating Officer and President of the Bank. Mr. Becker has also served as a director of the Bay Area Council, as well as on the U.S. Department of Commerce’s Digital Economy Board of Advisors and the Board of Trustees of the Leukemia & Lymphoma Society (Silicon Valley/Monterey Bay Area).

Other Directorships and Positions

•   Class A Director, Federal Reserve Bank of San Francisco (since 2019)

•   Chair, TechNet Executive Council, Member (since 2019; member since 2016)

•   Member, Silicon Valley Leadership Group (since 2011; Chair (2015-2017))

•   Advisory Council Member, Alliance for Southern California Innovation (since 2017)

Education

•   Bachelor’s degree in Business from Indiana University

Director Qualification Highlights

•   Strong leadership and execution demonstrated by current service as our CEO and prior executive and senior management roles

•   Career-long experience in the banking industry and the Company’s banking business

Age: 65 Director since: 2005 Committees: • Governance, Chair • Finance • Risk Independent: Yes

ERIC BENHAMOU

Chairman and Chief Executive Officer of Benhamou Global Ventures

Mr. Benhamou is Chairman and Chief Executive Officer of Benhamou Global Ventures, LLC, an investment firm focused on innovative high-tech companies around the world, which he founded in 2003. He also sits on various public and private technology company boards and serves on various educational and philanthropic organizations. His former roles include the CEO of 3Com Corporation and Palm, Inc., as well as director of Cypress Semiconductor Corporation (Chairman), Qubell, ConteXtream and several others.

Other Directorships and Positions

•   Director, Grid Dynamics Holdings, Inc., a digital transformation company (since 2020)*

•   Chair, Totango, a customer success and data platform (since 2016)

•   Chair, Ayehu, a developer of IT process automation products (since 2015)

•   Director, Secret Double Octopus Ltd., a multi-factor authentication technology company (since 2017)

•   Director, 6D Bytes, Inc., a robotics-driven food company (since 2017)

•   Director, Virtana Instruments Corporation, an infrastructure management company (since 2016)

•   Advisory Board member, Hyundai Motor Company, an automotive manufacturer (since 2018)

•   Chair, Israel Venture Network, a philanthropic organization for a stronger Israeli society (since 2000)

Education

•   Engineering degree from l’École Nationale Supérieure d’Arts et Métiers in Paris, France

•   Master’s degree in Science from the School of Engineering at Stanford University

Director Qualification Highlights

•   Strategic and operational experience in global markets including Europe and Israel

•   In-depth experience with the technology and venture capital industries

*	Indicates current public company directorship

Age: 58 Director since: 2017 Committees: • Compensation • Credit Independent: Yes

JOHN CLENDENING

Former President and Chief Executive Officer of Blucora

Mr. Clendening is the former President and CEO of Blucora, Inc., a provider of online financial services. He was also formerly a director at Betterment Holdings, Inc., an online investment services company. Mr. Clendening previously served in various executive management roles at The Charles Schwab Corporation (“Charles Schwab”), most recently as Executive Vice President and Co-Head, Retail Business.

Other Directorships and Positions

•   Director, Feed the Children, a nonprofit focused on alleviating child hunger (since 2020)

•   Executive Vice President, Charles Schwab (2004-2015)

•   President and Founder, Restaurant Business Services, eMac Digital (2001-2004)

•   Senior Vice President, Web, Marketing and Technology, Living.com (2000)

•   Chief Marketing Officer and Senior Vice President, Consumer Banking Group, First Union Corporation (1998-2000)

•   Various management positions at The Coca-Cola Company, Frito-Lay, SEARS Specialty Merchandising Group and Booz-Allen & Hamilton, Inc.

Education

•   Bachelor’s degree in Economics from Northwestern University

•   Master’s degree in Business Administration from Harvard University

Director Qualification Highlights

•   Extensive experience at financial and investment services companies, including Blucora, Inc., Charles Schwab, and Betterment Holdings, Inc.

•   Leadership experience from his prior roles as President and CEO of Blucora, Inc. and other executive management roles at Charles Schwab

Age: 66 Director since: 2020 Committees: • Audit Independent: Yes

RICHARD DANIELS

Former Executive Vice President and Chief Information Officer of Kaiser Permanente

Mr. Daniels retired from Kaiser Permanente, a nonprofit integrated managed care consortium, in 2020, where he served as Executive Vice President and Chief Information Officer. During his 12 years at Kaiser Permanente, he held a number of leadership positions, including Senior Vice President for both Enterprise Shared Services and Business Information. Other previous roles include a variety of management positions at Capital One Financial Corporation, JPMorgan Chase & Co., NetServ, Inc. and DataPoint Corporation.

Other Directorships and Positions

•   Chair, Playworks, a nonprofit that supports student learning and physical health (since 2018)

•   Director, Parkland Center for Clinical Innovation, a nonprofit healthcare analytics R&D organization (since 2017)

•   Senior Vice President and Divisional Chief Information Officer, Auto Finance Division, Capital One Financial Corporation (2004-2008)

Education

•   Bachelor’s degree in business management, Texas State University-San Marcos

Director Qualification Highlights

•   Career-long experience and background in information technology

•   Deep leadership experience from his prior roles as Executive Vice President and Chief Information Officer of Kaiser Permanente and other management roles at Capital One and JPMorgan Chase

Age: 59 Director since: 2020 Committees: • Audit Independent: Yes

ALISON DAVIS

Co-Founder and Managing Partner of Fifth Era

Ms. Davis is the Co-Founder and Managing Partner of Fifth Era, a venture capital firm specializing in seed funding and startup investments. Ms. Davis has held a variety of key management positions in the finance and venture capital industries, including at Belvedere Capital Partners, Inc., Barclays Global Investors, A.T. Kearney and McKinsey & Company. She has also served on numerous public and private company boards.

Other Directorships and Positions

•   Director, Janus Henderson Group PLC, a global asset management group (since 2021)*

•   Director, Fiserv, an information management and e-commerce services company (since 2014)*

•   Director, Ooma, a communication solutions and other connected services provider (2014-2020)

•   Director, Collibra, a data intelligence company (2019-2020)

•   Director, Royal Bank of Scotland Group PLC, a retail and commercial bank (2011-2020)

•   General Partner and Managing Partner, Belvedere Capital Partners, Inc. (2004-2010)

•   Chief Financial Officer & Head Strategy and Global Management Committee member, Barclays Global Investors (2000-2003)

Education

•   Bachelor’s degree in Economics from Cambridge University

•   Master’s degree in Economics from Cambridge University

•   Master’s degree in Business Administration from Stanford University

Director Qualification Highlights

•   Extensive finance and management experience in the finance and venture capital industries

•   Abundant experience as a director of numerous public and private companies

Age: 75 Director since: 2004 Committees: • Risk, Chair • Audit (until Jan 2021) • Finance • Governance Independent: Yes

ROGER DUNBAR

Chair of the Board of Directors; Former Global Vice Chairman, Ernst & Young

Mr. Dunbar is our current Chair of the Board of Directors. Subject to his election, he is expected to continue to serve as Chair during the 2021-2022 director term. Mr. Dunbar retired in 2004 from Ernst & Young LLP (“E&Y”), a multinational professional services firm, where he served in a variety of leadership positions over his 30-year tenure, including Global Vice Chairman. He has also served as an instructor at Santa Clara University’s Graduate School of Business, as well as on the Joint Venture Silicon Valley’s 21st Century Education Board and the Advisory Boards of Santa Clara University and Cal Poly San Luis Obispo.

Prior Directorships and Positions

•   Director, Desert Mountain Club Inc. (2010-2015)

•   Director, Desert Mountain Property, Inc. (2009-2010)

•   Global Vice Chairman, Strategic Growth Markets and Venture Capital, E&Y (2000-2004)

•   Member, Global Practice Council and Global Management Committee, London, United Kingdom, E&Y (2000-2004)

•   Member, US Area Managing Partners Leadership Group, E&Y (1992-2000)

Education

•   Bachelor’s degree in Business from San Francisco State University

•   Master’s degree in Business Administration from Santa Clara University

•   Certified public accountant, inactive, and member of the AICPA

Director Qualification Highlights

•   Career-long domestic and international capital markets, finance, accounting and audit experience

•   Deep experience working with both public and private companies and venture capital firms, as well as in the global markets, particularly in the United Kingdom, Israel and Malaysia

*	Indicates current public company directorship

Age: 73 Director since: 2004 Committees: • Finance, Chair • Governance • Risk Independent: Yes

JOEL FRIEDMAN

Former President (Business Process Outsourcing), Accenture

Mr. Friedman retired in 2005 from Accenture PLC, a public company global management-consulting firm, in 2005, where he held the position of President of the Business Process Outsourcing organization. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles including Managing Partner, Banking and Capital Markets, Managing General Partner, Accenture Technology Ventures; and Founder, Accenture strategy consulting practice. He has also served as director on various companies and organizations, including Neustar, Inc., FTV Capital, Endeca Technologies, EXL Services (advisory director), Junior Achievement of Northern California, Accenture, Seisent, Inc. and Calico Commerce, Inc.

Other Directorships and Positions

•   Advisory Director, Stanford Institute for Economic Policy Research (since 2019)

•   Advisory Director, Currency Capital, a financial services company (2018-2020)

•   Advisory Director, AbilityPath, a non-profit organization (since 2013; director, 1991-2012)

•   Member, Financial Advisory Committee, Town of Hillsborough, CA (since 2018)

Education

•   Bachelor’s degree in Economics from Yale University

•   Master’s degree in Business Administration from Stanford University

Director Qualification Highlights

•   Extensive experience working within the banking and venture capital industries

•   Career-long experience with corporate finance and capital markets

Age: 52 Director since: 2012 Committees: • Credit • Compensation Independent: Yes

JEFFREY MAGGIONCALDA

Chief Executive Officer of Coursera

Mr. Maggioncalda is currently the Chief Executive Officer of Coursera, Inc. (“Coursera”), an online education company. He previously served as the founding Chief Executive Officer and director of Financial Engines, Inc. (“Financial Engines”), an independent investment advisory firm. Subsequent to his tenure at Financial Engines, Mr. Maggioncalda served as a senior advisor to McKinsey & Company, a global management-consulting firm.

Other Directorships and Positions

•   Director, Financial Engines (2011-2014)

•   Director, Affinity Circles, a social networking developer

•   Senior Adviser, McKinsey & Co., a strategy consulting firm (2017)

•   Chief Executive Officer, Financial Engines (1996-2014)

•   Summer Associate, McKinsey & Co., a strategy consulting firm (1995)

•   Associate, Cornerstone Research, an economic and financial consulting firm (1991-1994)

Education

•   Bachelor’s degree in Economics and English from Stanford University

•   Master’s degree in Business Administration from Stanford University

Director Qualification Highlights

•   Extensive management and consulting experience in the investment advisory and financial services industries

•   Executive leadership experience, including current and prior CEO roles at Coursera and Financial Engines

Age: 62 Director since: 2019 Committees: • Audit • Compensation Independent: Yes

BEVERLY KAY MATTHEWS

Former Vice Chair of the Americas Executive Board, Ernst & Young

Ms. Matthews retired from Ernst & Young LLP (“E&Y”), a multinational professional services firm, in 2019, where she served as Vice Chair of the Americas Executive Board, a member of the Global Practice Group and the Managing Partner of the West Region. During her 36 years at E&Y, she held a variety of leadership positions, including Senior Advisory Partner for key clients in the technology and transportation sectors, and Member of the U.S. Partner/Principal Matters Committee.

Other Directorships and Positions

•   Director, Main Street Capital Corporation, an investment firm focused on lower middle market and middle market companies (since 2020)*

•   Director, Coherent Inc., a provider of laser-based technologies (since 2019)*

•   Advisory Council Member, Texas Tech University, Rawls College of Business (since 2020)

•   Member, Global Practice Group, E&Y (2008-2019)

•   Americas Assurance and Advisory Chief Operating Officer and Managing Partner, E&Y (2005-2008)

•   Other key positions, including Audit Partner, Austin, Texas Office Managing Partner and Gulf Coast Region Assurance and Advisory Managing Partner, E&Y (1983-2005)

Education

•   Bachelor’s degree in Accounting from Texas Tech University

•   Certified public accountant

Director Qualification Highlights

•   Extensive experience working with technology companies and venture capital and private equity firms through E&Y

•   Career-long experience with finance, accounting and auditing as independent auditor

Age: 65 Director since: 2015 Committees: • Audit, Chair • Finance • Risk Independent: Yes

MARY MILLER

Former Under Secretary for Domestic Finance, U.S. Department of Treasury

Ms. Miller is the former Under Secretary for Domestic Finance for the U.S. Department of the Treasury (“U.S. Treasury”), a position that she held following her confirmation by the U.S. Senate from March 2012 to September 2014. Ms. Miller also served as Assistant Secretary of the Treasury for Financial Markets from February 2010 to March 2012. Prior to joining the U.S. Treasury, Ms. Miller led the Fixed Income Division for T. Rowe Price Group, Inc., her employer of 26 years. Since 2020, she has served as the Interim Senior Vice President for Finance and Administration at Johns Hopkins University.

Other Directorships and Positions

•   Director, The Jeffrey Company, an investment company (since 2016)

•   Director, Baltimore Neighborhood Impact Investment Fund, a non-profit organization (since 2018)

•   Director, Johns Hopkins University Technology Ventures, IDEA Advisory Board (since 2018)

•   Trustee, Cornell University (since 2015)

•   Trustee, The Urban Institute, a non-profit research organization (since 2014)

•   Senior Fellow, Johns Hopkins University 21st Century Cities Initiative (since 2017)

•   Director, ICE Benchmark Administration, a unit of the Intercontinental Exchange (2014-2018)

Education

•   Bachelor’s degree in Government from Cornell University

•   Master’s degree in City and Regional Planning, University of North Carolina at Chapel Hill

•   Chartered Financial Analyst (CFA)

Director Qualification Highlights

•   Distinguished government and finance experience, serving in key positions within the U.S. Treasury

•   In-depth experience in financial markets and the investment advisory industry

*	Indicates current public company directorship

Age: 62 Director since: 2010 Committees: • Credit, Chair • Governance • Risk Independent: Yes

KATE MITCHELL

Partner and Co-Founder of Scale Venture Partners

Ms. Mitchell is a Partner and Co-Founder of Scale Venture Partners, a venture capital firm that invests in enterprise software companies, and has been instrumental in building the firm’s team and strategic direction. She has held various directorships and other positions throughout her career. Former directorships include the National Venture Capital Association (“NVCA”), PeopleMatter, mBlox, Inc. and New Century Hospice. She has also previously held various senior management positions at Bank of America.

Other Directorships and Positions

•   Director, Fortive Corporation, provider of instrumentation and industrial technologies (since 2016)*

•   Vice Chair, Private Equity Women Investor Network, a forum for women in private equity (since 2010)

•   Director, NVCA Venture Forward, a nonprofit organization committed to advancing a more inclusive venture capital community (since 2019; Founding Co-Chair and Member, 2014-2019)

•   Director, Silicon Valley Community Foundation, a non-profit organization (since 2016)

•   Director, Meals on Wheels San Francisco, a nonprofit organization (since 2019)

•   Advisory Director, Tuck School of Business, Dartmouth College (since 2018)

•   Member, GP Advisory Council, Institutional Limited Partners Association (since 2016)

•   Member, Broadway Angels, an angel investment group (since 2015)

Education

•   Bachelor’s degree in Political Science from Stanford University

•   Master’s degree in Business Administration from Golden Gate University

Director Qualification Highlights

•   Deep experience and knowledge of the venture capital industry and innovation companies

•   Broad experience in the banking industry, including asset/liability management experience

Age: 76 Director since: 2011 Committees: • Compensation, Chair • Governance • Risk Independent: Yes

GAREN STAGLIN

Founder and Proprietor of Staglin Family Vineyard

Mr. Staglin is the founder and proprietor of Staglin Family Vineyard, founded in 1985 in the Rutherford region of Napa Valley. Over the past 40 years, Mr. Staglin has also held a variety of positions in the financial services and insurance industries. Former directorships include Nvoicepay, Inc., Free Run Technologies, Bottomline Technologies and Solera Holdings, Inc. He was also the Founder and President of Bring Change 2 Mind, a nonprofit organization dedicated to addressing mental illness.

Other Directorships and Positions

•   Chairman, ExlService Holdings, Inc., provider of outsourcing services to global companies (since 2005)*

•   Vice Chairman, Profit Velocity Solutions, a manufacturing analytics firm (since 2007)

•   Senior Advisor and Advisory Director, FTV Capital (since 2004)

•   Founder and Co-Chairman One Mind, a non-profit organization devoted to accelerating cures and treatments for all brain disorders (since 1995)

Education

•   Bachelor’s degree in Engineering–Electrical and Nuclear from the University of California, Los Angeles

•   Master’s degree in Business Administration, Finance and Systems Analysis from Stanford University

Director Qualification Highlights

•   Extensive experience working within transaction/payment processing industries, as well as experience working with innovation companies as a director

•   Deep experience working within the premium wine industry

*	Indicates current public company directorship

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance

We are committed to having sound corporate governance practices, as governed by our organizational documents, as well as our Corporate Governance Guidelines and other applicable policies. Our practices are important to how we manage our business and to maintain our integrity in the marketplace. In setting our practices, we balance our corporate and stockholder interests, as well as applicable market practices and trends.

Our Corporate Governance Guidelines set forth a framework for our Company with respect to specific corporate governance practices. The guidelines are reviewed at least annually by the Governance Committee, as well as amended from time to time to continue evolving our practices. A copy of our guidelines is available at www.svb.com under “About Us—Investor Relations—Governance.”

Board Independence and Leadership

The Board has determined that, with the exception of Mr. Becker, our President and CEO, all of our current directors are “independent” within the meaning of the director independence standards set by The NASDAQ Stock Market LLC (“NASDAQ”) and the Securities Exchange Commission (the “SEC”).

Separate Chairperson and CEO Roles

The Board has determined that it is in the best interests of the Company to continue to maintain the Board chairperson and CEO positions separately. We continue to believe that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board, as it enhances the Board’s independent oversight of management and strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the CEO, and guide the Board through appropriate governance processes. The Board may modify the structure as it deems appropriate given the specific circumstances then facing the Company.

The Board has determined that Mr. Dunbar, our current Chair of the Board, is independent within the meaning of the director independence standards described above. Subject to his election, Mr. Dunbar is expected to serve as the Board’s Chair for the 2021-2022 director term.

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Oversight of Strategy

The Board is actively engaged in overseeing the Company’s strategy. Each year, the Board conducts an annual in-depth, multi-day session to discuss our strategic and growth plans and review our overall business. Discussion topics may include the Company’s vision mission, and values; new or expanded lines of business; clients and market share; global expansion; financial outlook; competition; industry trends; market share; new products and services; human capital management; and regulatory environment. Discussions about the Company’s strategy and execution are also held during the Board’s regular meetings. Additionally, the Board reviews the Company’s annual corporate strategic priorities and goals.

Board Risk Oversight and Risk Committee

Oversight of the Company’s risk management is one of the Board’s key priorities and is carried out by the Board as a whole, as well as by each of its various committees. The committees routinely report back to the Board about key risk-related matters.

The Risk Committee of the Board focuses primarily on the Company’s risk management. The Risk Committee has primary oversight responsibility of the Company’s enterprise-wide risk management framework, including the oversight of risk management policies, and the monitoring of the Company’s risk profile. To allow cross-committee coordination of risk management, the Risk Committee includes the chairpersons of the Board and each of the Audit, Compensation, Credit, Finance and Governance Committees. The Chief Risk Officer of the Company reports directly to the Risk Committee, as well as, on an administrative basis, the Chief Executive Officer.

Each of the other Board committees is engaged in overseeing the Company’s risks as they relate to that committee’s respective areas of oversight. For example, the Audit Committee regularly oversees our risks relating to our accounting and financial reporting, as well as legal and operational matters (including information technology, cybersecurity and other security-related risks). The Compensation Committee engages in periodic risk assessments to review and evaluate risks in relation to our compensation programs. The Finance Committee actively oversees our capital and liquidity management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering). Our Governance Committee oversees our compliance functions and routinely reviews our compliance risks. Moreover, the Credit Committee routinely oversees our management of credit risks. Each committee chairperson regularly reports to both the Risk Committee and the full Board on its risk oversight activities. In addition, the Board routinely engages in discussions with management about the Company’s risk profile.

Risk Appetite Statement

The Board oversees, and approves on at least an annual basis, the Company’s Risk Appetite Statement, which sets forth the tolerance levels with respect to the amount and types of key risks underlying the Company’s business. The Risk Committee is responsible for recommending changes to the Risk Appetite Statement for approval by the Board, as well as overseeing the Company’s compliance with the statement. Our other Board committees also share responsibility for the Risk Appetite Statement by overseeing and approving applicable risk metrics, including risk limits and thresholds, for each of their relevant areas of responsibility.

Risk & Controls

Under the Board and committee oversight outlined above, we are focused on, and continually invest in, our risk management and control environment. Our business teams, supported by our risk, compliance, legal, finance and internal audit functions, work together to identify and manage risks applicable to our business, as well as to enhance our control environment. Particular areas of focus include, among other areas, financial reporting, data management, privacy, bank regulatory requirements, and as further discussed below, cybersecurity.

Cybersecurity

Like other financial institutions, we are susceptible to information security breaches and cybersecurity-related incidents. We are committed to protecting and continually enhancing the security of our systems, networks and general technology environment.    We have established a Security Program, which includes appropriate security risk assessments, security monitoring, incident response, policies, operating standards, global regulatory compliance and employee training. All global employees are required to complete information security and privacy training on an annual basis. We continually invest in enhancing our preventive and defensive capabilities in line with globally recognized information security standards, maintaining appropriate information security risk insurance policies, and implementing other measures to mitigate potential threats and losses, where possible. Additionally, the Audit Committee reviews the Security Program on an annual basis, as well as receives management updates about information security matters on at least a quarterly basis.

Annual Board Evaluations

The Governance Committee of the Board, in coordination with the full Board, conducts an annual evaluation of the Board’s performance and effectiveness, either the Board as a whole and/or on an individual director basis. The Governance Committee develops and implements a process for such evaluation and review, which may involve outside consultants or advisers and may include a review of how certain attributes affect Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and Board strategy sessions. In recent years, the Board has conducted an annual evaluation process that involves both a one-on-one interview with each director to solicit feedback, as well as written surveys.

Led by the Chairs of the Board and Governance Committee, the results of the evaluation are reviewed and discussed by the Board. The Governance Committee also leads an annual evaluation of the performance and effectiveness of each of the Board’s committees. See “Board Committees—Committee Governance” below.

Oversight of CEO and Executives

Annual CEO Performance Evaluations

The independent members of the Board evaluate the performance of our CEO on an annual basis. Each year, the Governance Committee approves a process to solicit feedback from each individual non-CEO director. Our Chair of the Board, together with the Chairs of the Governance and Compensation Committees, then lead discussions with the Board (without the CEO present) to evaluate the CEO’s performance, both generally as well as against predetermined annual goals. The results of such performance serve as the basis for determining and approving the annual compensation for the CEO.

CEO and Executive Succession Planning

As a matter of sound governance, the Board, as a whole or from time to time through a special committee, reviews and discusses the Company’s contingency or long-term plans for CEO and executive succession. These efforts may involve seeking input from our current CEO and our Chief Human Resources Officer, as well as external advisors, to the extent the Board deems appropriate.    Succession plans are generally reviewed and discussed by the Board typically on an annual basis.

Director Matters

Outside Directorships

We encourage all directors to carefully consider the number of other company boards of directors on which they serve, taking into account the time required for board attendance, conflicts of interests, participation, and effectiveness on these boards. Directors are asked to report all directorships, including advisory positions, accepted, as well as to notify the Governance Committee in advance of accepting any invitation to serve on another public company board.

Director Education and Orientation

The Board believes that ongoing director education is important for maintaining a current and effective Board. Accordingly, the Board encourages directors to be continually educated on matters pertinent to their respective service on the Board. It is the Board’s view that continuing education may be achieved in various ways as appropriate for each individual director, including, among other things, participation in formal education programs, conferences or seminars (the reasonable expenses of which are reimbursable by the Company) or through independent study or outside reading. In addition, from time to time, management may also bring education opportunities to the Board through management presentations, additional education materials or outside speakers.

New directors joining the Board also participate in a director orientation program, which involves a variety of informational sessions about our business, strategy and governance with Board members and members of executive and senior management. New directors typically join at least one Board committee upon joining the Board and are also invited to participate as a guest director at the meetings of the other Board committees.

Meeting Attendance

Board and Committee Meetings; Annual Meeting of Stockholders

The Board and its standing committees held a total of sixty-nine (69) meetings during 2020. The Board itself held ten (10) meetings during the year, including a two-day annual session focused on strategic planning. The number of total meetings increased for 2020 due to the Board’s additional attention on managing through the COVID-19 pandemic and other strategic initiatives.

Total Meetings– 69
Board	10	Finance Committee	14
Audit Committee	16	Governance Committee	7
Compensation Committee	9	Risk Committee	7
Credit Committee	6

Each director attended in person or via teleconference 75% or more of the total number of meetings of the Board and the committees on which he or she served during 2020.

It is the Board’s policy that each director employs his or her best efforts to attend our annual stockholder meetings. Nine (9) of our incumbent Board members attended our 2020 Annual Meeting of Stockholders.

Board Refreshment; Consideration of Director Nominees

Board Refreshment; Selection and Evaluation of Candidates

The Governance Committee, in coordination with the full Board, primarily oversees the refreshment of Board membership and selection and evaluation of potential candidates. Board succession planning takes into account the importance of balancing the appropriate representation of experience and skills on the Board, with the benefits of Board refreshment. Identification of possible director candidates that possess the appropriate skills and qualifications and the desire to serve on a financial services public company board, as well as complement our existing Board, can be a lengthy process. As such and as an ongoing matter, the Governance Committee discusses recruiting strategies and actively considers potential director candidates, whether or not there is an immediate vacancy on the Board to fill. It may from time to time use reputable outside recruiters to assist with identifying and evaluating potential candidates. The Governance Committee also regularly reports to, and discusses its director recruitment efforts and refreshment planning with, the full Board. In 2020, long-term director succession planning continued to be one of the Governance Committee’s top priorities, focusing on assessing the Board’s collective skills and future needs, as well as identifying and evaluating prospective director candidates. Please see “Director Nominees, Selection, Diversity and Other Information” for additional information about the experience, qualifications and attributes that the Governance Committee typically seeks in director candidates.

Stockholder Nominees and Proxy Access

The Governance Committee considers director candidates it identifies, but will also consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees and considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership, and should be addressed to: SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, Attn: Corporate Secretary, or by email to: CorporateSecretary@svb.com.

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting, provided such stockholders and the nominees satisfy the requirements specified in our Bylaws. Our Bylaws permit eligible stockholders with a significant long-term interest in the Company to include their own director nominees in our annual proxy materials. Under the proxy access bylaw, a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding stock continuously for at least three years, may nominate and include in our annual proxy director nominees constituting the greater of two nominees and twenty percent of the Board, so long as the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. For a description of the process for nominating directors in accordance with the Bylaws, including proxy access, please see “Stockholder Proposals and Director Nominations” below.

Communications with the Board

Individuals who wish to communicate with our Board may do so by sending an e-mail to our Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Board Chair. Board-related communications are reviewed by the Chairperson of the Board and shared with the full Board as appropriate.

Code of Conduct

A copy of our Code of Conduct, which applies to all of our directors, executives and U.S. employees, including our senior financial officers, is available on our website at www.svb.com under “About Us—Investor Relations—Governance,” or can be obtained without charge by any person requesting it. To request a copy of our Code of Conduct, please contact: Corporate Secretary, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, or by telephone (408) 654-7400. We intend to disclose any waivers from our Code of Conduct granted to our directors, executive officers or senior financial officers, and any substantive changes to our Code of Conduct by posting such information on our website. No such waivers or substantive changes were made during fiscal year 2020.

BOARD COMMITTEES

We believe our Board has created a sound committee structure designed to help the Board carry out its responsibilities in an effective and efficient manner. While the Board may form from time to time ad hoc or other special purpose committees, there are six (6) core standing Board committees: Audit, Compensation, Credit, Finance, Governance and Risk.

Committee Chairpersons/Membership, Responsibilities and Meetings

All chairpersons of our six standing committees are independent and appointed annually by the Board of Directors. Each chairperson presides over committee meetings; oversees meeting agendas; serves as liaison between the committee members and the Board, as well as between committee members and management; and works actively and closely with executive and senior management on all committee matters, as appropriate.

Each committee meets regularly, at least on a quarterly basis. The committees, typically through their committee chairpersons, routinely report their actions to, and discuss their recommendations with, the full Board. In addition, certain committees periodically hold extended meetings dedicated to discussing key strategic matters or other business items that are relevant or subject to the committee’s oversight responsibilities on a more in-depth basis.

The names of the current members (chairpersons’ names in bold) and highlights of some of the key oversight responsibilities of the Board Committees are set forth below:

Audit Committee – Mary Miller, Richard Daniels, Alison Davis, Beverly Kay Matthews and John Robinson

•	Quality and integrity of our financial statements, including internal controls over financial reporting.

•	Independent auditor of the Company, including its qualification, independence, engagement, compensation and performance.

•	Internal audit function of the Company, as well as other key areas including information technology, security (including cybersecurity), litigation and regulatory enforcement matters.

Compensation Committee – Garen Staglin, John Clendening, Jeffrey Maggioncalda and Beverly Kay Matthews

•	Overall compensation strategies, plans, policies and programs.

•	Executive and director compensation approval.

•	Compensation risk management, including annual compensation-related risk assessments.

Credit Committee – Kate Mitchell, John Clendening, Jeffrey Maggioncalda and John Robinson

•	Credit and lending strategies, objectives and risks, primarily of the Bank.

•	Credit risk management, including reviewing internal credit policies and establishing portfolio limits.

•	Quality and performance of the credit portfolio.

Finance Committee – Joel Friedman, Eric Benhamou, Roger Dunbar and Mary Miller

•	Financial strategies, objectives and risks relating to capital and liquidity management, investments, derivative activities, and funds management.

•	Annual budget of the Company, and recommendation to the Board for approval.

•	Compliance with certain applicable financial regulatory requirements, including capital adequacy/planning.

•	Material corporate development matters that may result in a significant financial impact.

Governance Committee – Eric Benhamou, Roger Dunbar, Joel Friedman, Kate Mitchell and Garen Staglin

•	Corporate governance practices, including our Corporate Governance Guidelines.

•	Annual performance evaluation processes of our Board and its committees and the CEO.

•	Identification and nomination of director candidates.

•	Regulatory compliance function of the Company, including financial crimes risk management.

•	Environmental, social and governance (“ESG”) and political practices of the Company.

Risk Committee – Roger Dunbar, Eric Benhamou, Joel Friedman, Kate Mitchell, Mary Miller, John Robinson and Garen Staglin

•	Enterprise-wide risk management policies of the Company.

•	Operation of our enterprise-wide risk management framework.

•	Risk Appetite Statement of the Company, including recommendations to the Board regarding any changes.

•	Overall risk profile of the Company.

Committee Independence and Audit Committee Financial Experts

The Board has determined that each of the current members of the Audit Committee, Compensation Committee, Credit Committee, Governance Committee and Risk Committee are “independent” within the meaning of applicable SEC rules, NASDAQ director independence standards and other regulatory requirements, to the extent applicable.

In addition, the Board has determined that each of the following current Audit Committee members are “audit committee financial experts,” as defined under SEC rules, and possess “financial sophistication” as defined under the rules of NASDAQ: Ms. Miller, Ms. Davis, Ms. Matthews and Mr. Robinson.

Committee Governance

Committee Charters

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the Governance Committee and the full Board. The charters of each committee are available on our website, www.svb.com under “About Us—Investor Relations—Governance.”

The charters provide that each committee have adequate resources and authority to discharge its responsibilities, including appropriate funding for the retention of external consultants or advisers, as the committee deems necessary or appropriate.

Annual Committee Evaluations

The Governance Committee, in coordination with the Board, implements and develops a process to assess committee performance and effectiveness. The assessments are conducted on an annual basis and include a self-assessment by each committee. The review includes an evaluation of various areas that may include committee size, composition, performance, coordination among committee members and among the standing committees, and involvement with the full Board. The results of the committee performance assessments are reviewed by each committee, as well as by the Governance Committee, and discussed with the full Board.

AUDIT COMMITTEE REPORT

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee is governed by a Board-adopted charter, a copy of which is available on our website at www.svb.com. The charter specifies, among other things, the scope of the committee’s responsibilities and how those responsibilities are performed. All members of the Audit Committee are “independent” as defined by NASDAQ and the requirements of the Exchange Act and meet the applicable heightened independence criteria under SEC rules. In addition, Ms. Miller, Ms. Davis, Ms. Matthews and Mr. Robinson meet the “audit committee financial expert” requirement as defined in Regulation S-K under the Exchange Act, and possess “financial sophistication” as defined under the rules of NASDAQ.

Responsibilities of the Audit Committee

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing our accounting and reporting practices, the quality and integrity of our financial statements and reports and our internal control over financial reporting. The committee is responsible for the appointment (or reappointment) and the compensation of our independent registered public accounting firm, as well as for the review of the qualifications, independence and performance of the registered public accounting firm engaged as our independent auditors. Specifically, in reappointing KPMG LLP as the Company’s independent registered public accounting firm for 2021, the Audit Committee considered, among other factors: KPMG LLP’s performance on prior audits; the quality, efficiency and cost of KPMG LLP’s services; KPMG LLP’s knowledge of the Company’s business and the banking industry; and overall relationship with the Audit Committee and management. (See “Proposal No. 3 —Ratification of Appointment of Independent Registered Public Accounting Firm—Principal Audit Fees and Services” for more information about the Audit Committee’s oversight of KPMG LLP’s audit and permissible non-audit fees.)

In addition, the Audit Committee oversees our Internal Audit function, as well as other management functions including information technology and security (including cybersecurity). To the extent applicable, the committee also oversees the Company’s material litigation matters, regulatory enforcement actions, ethical compliance and other legal proceedings.

The Audit Committee meets regularly in executive session with our independent auditor and our Chief Auditor (both separately and together), as appropriate.

Responsibilities of Management, Independent Auditor and Internal Audit

Management has the primary responsibility over the Company’s financial statements and the reporting process, as well as our internal controls. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles, as well as an opinion on the effectiveness of our internal control over financial reporting in accordance with the requirements promulgated by the Public Company Accounting Oversight Board (the “PCAOB”). KPMG LLP has served as our independent auditor since 1994.

Our Chief Auditor reports directly to the Audit Committee (and administratively to the CEO). Under his direction, our Internal Audit function is responsible for preparing an annual audit plan and conducting internal audits intended to evaluate the Company’s internal control structure and compliance with applicable regulatory requirements.

Financial Reporting for 2020

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of December 31, 2020, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control — Integrated Framework (2013).” The committee also has reviewed and discussed with KPMG LLP its review and report on our internal control over financial reporting.

Moreover, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements as of and for the year ended December 31, 2020. The Audit Committee discussed with the independent auditor the matters required to be discussed by PCAOB and the SEC. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, including Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditor the auditor’s independence from us and our management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

Mary Miller (Chair)	Richard Daniels	Alison Davis	Beverly Kay Matthews	John Robinson

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and these discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2020 and this Proxy Statement.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Garen Staglin (Chair)	John Clendening	Jeffrey Maggioncalda	Beverly Kay Matthews

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020, the Compensation Committee performed all executive compensation-related functions of the Board, except for the approval of CEO compensation, which was approved by the independent members of the Board based on the Compensation Committee’s recommendation. See discussion above under “Board Committees—Committee Chairpersons/Membership, Responsibilities and Meetings” for additional information on the Compensation Committee. Mr. Becker does not participate in any of the Board or Compensation Committee discussions related to the evaluation of his performance or the recommendation or determination of his compensation. See descriptions of related transactions between us and each of the members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions” below.

None of the members of the Compensation Committee has ever been one of our officers or employees and none of our executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board.

COMPENSATION FOR DIRECTORS

Overview

Our compensation for our non-employee directors is designed to be competitive with other financial institutions that are similar in size, complexities or business models. In addition, our director compensation is designed to be tied to business performance and stockholder returns, and to align director and stockholder interests through director ownership of the Company’s stock. The Compensation Committee oversees and approves our director compensation. In doing so, the Compensation Committee reports to and, as appropriate, consults with, the full Board on all relevant matters. Our CEO, the only employee director on the Board, does not receive any payment for his services as a director.

2020 Director Compensation

No changes to our non-employee director compensation structure were made in 2020. The Director’s Compensation Table below sets forth the current committee membership assignments, as well as the amounts earned or paid to each non-employee member of our Board of Directors during the year ended December 31, 2020. Individual compensation reflects the base cash and equity compensation, as well as incremental committee chairperson and membership fees, as applicable. Each director serves on at least one committee, ranging up to four committees (as in the case of Mr. Dunbar in 2020).

Name	2020 Board Committee Membership						Fees Earned or Paid in Cash	Stock Awards ($) (1)	Total

Roger Dunbar (Board Chair)(2)	X			X	X	C	$228,000	$213,699	$441,699

Eric Benhamou				X	C	X	110,000	133,469	243,469

John Clendening		X	X				90,000	133,469	223,469

Richard Daniels (3)	X						45,781	69,377	115,158

Alison Davis (4)	X						88,329	118,829	207,158

Joel Friedman				C	X	X	113,000	133,469	246,469

Jeffrey Maggioncalda		X	X				90,000	133,469	223,469

Beverly Kay Matthews	X	X					105,455	133,469	238,924

Mary Miller	C			X		X	135,000	133,469	268,469

Kate Mitchell			C		X	X	106,000	133,469	239,469

John Robinson	X		X			X	112,579	133,469	246,048

Garen Staglin		C			X	X	113,000	133,469	246,469

C – denotes Committee Chairperson

(1)

Values indicated for annual director equity awards reflect the fair value of restricted stock units based on the May 1, 2020 grant date closing stock price of $184.86, rather than the equity award calculation methodology described below. As of December 31, 2020, Messrs. Benhamou, Friedman, Maggioncalda, Robinson and Staglin and Ms. Miller and Matthews each had 722 restricted stock units outstanding; Mr. Dunbar had 1,156 restricted stock units outstanding; Ms. Davis had 663 restricted stock units outstanding; Mr. Clendening had 1,236 restricted stock units outstanding; Ms. Mitchell had 3,274 restricted stock units outstanding; and Mr. Daniels had 226 restricted stock units outstanding.

(2)	Stepped off Audit Committee in January 2021.
(3)	Joined the Board of Directors in October 2020 and received compensation on a pro-rata basis.
(4)	Joined the Board of Directors in May 2020 and received compensation on a pro-rata basis.

Elements of Director Compensation

Schedule of Annual Director Fees

Director Fee	$70,000

Chairperson	$90,000, Board

Fees	$20,000, Audit Committee $15,000, Compensation, Finance and Risk Committees $12,000, Credit and Governance Committees

Committee	$25,000, Audit Committee

Member Fees	$12,000, Compensation and Finance Committees $8,000, Credit, Governance and Risk Committees

Equity Award	$200,000 (Board Chair) and $125,000 (all other directors) in restricted stock units

Compensation for our non-employee directors reflects a combination of cash (annual retainer fees and committee retainer fees) and equity (annual restricted stock unit awards), as outlined in the Schedule of Director Fees to the left. The chairpersons of the Board and each committee are also entitled to annual chairperson fees.

Additionally, directors are eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.

Director Equity Compensation

Our annual equity retainer awards are typically granted to directors in the form of restricted stock units. The awards are approved by the Compensation Committee and are granted shortly after the Company’s annual meeting of stockholders. The awards vest in full upon the completion of the annual director term on the date of the next annual meeting.

The determination of the number of shares to be granted to directors is based on the 30-day average stock price from the date of grant, rounded to the nearest dollar. New directors that join the Board during the annual director term receive a pro-rated award. For 2020, the Board Chair and each other director (except Ms. Davis and Mr. Daniels) were each granted 1,156 and 722 shares, respectively, of our Common Stock on May 1, 2020, based on the 30-day average stock price of $173.00. Ms. Davis and Mr. Daniels, who joined the Board in May and October 2020, respectively, were granted a pro-rated award of 663 and 226 shares, based on the 30-day average stock price of $179.00 and $277.00, respectively.

Deferred Equity

Non-employee directors may elect an irrevocable deferral of the settlement of restricted stock unit awards until the earliest of: (i) a specific future settlement date that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (ii) separation from service, (iii) a change in control, (iv) death, or (v) disability. Ms. Mitchell elected to defer the settlement of her 2020 equity grant.

Equity Plan Limits Applicable to Directors

Equity grants to directors are subject to the terms of our 2006 Equity Incentive Plan, as amended and restated, including the following limitations (as provided under the plan):

•	No non-employee director may be granted, in any fiscal year, awards covering shares having an initial value greater than $500,000.

•	Annual director grants may become fully vested no earlier than the last day of the director’s then current annual term of service, subject to certain limited exceptions as provided under the plan.

Determination of Director Compensation

Each year, the Compensation Committee, together with its independent compensation consultant, conducts a comprehensive review of director compensation, taking into consideration our overall compensation philosophy, as well as competitive compensation data from the Company’s Peer Group for the applicable year and other relevant and comparable market data and trends. The committee reviews, on at least an annual basis, each of the various pay components, the form and amount of payment, as well as the cash/equity compensation mix. Based on such review and any recommendations from its independent compensation consultant, the Compensation Committee may make changes to director compensation to the extent it deems appropriate.

Director Equity Ownership Guidelines

Under the current equity ownership guidelines for our non-employee directors, each non-employee member of the Board of Directors is expected to hold, within five years of becoming a director, shares of our Common Stock that have a minimum value equivalent to 600% of his or her annual retainer fee. The Compensation Committee is responsible for setting and periodically reviewing the equity ownership guidelines. Equity ownership requirements for directors are established based upon a competitive review and subsequent recommendations by the committee’s independent compensation consultant. The Governance Committee is responsible for overseeing director compliance with these guidelines and reviews directors’ holdings on a quarterly basis. Any exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2020, all non-employee directors had attained the applicable ownership requirements or otherwise remained on target to meet such requirements within the established compliance time frame.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

Our policy on related party transactions (“Related Party Policy”) governs transactions involving us and certain related persons that are required to be disclosed under Item 404 of SEC Regulation S-K. We regularly monitor our business dealings and those of our directors and executive officers, as appropriate, to determine whether any such dealings would constitute a related party transaction under the Related Party Policy. Generally, under the policy, any transaction, arrangement or relationship will be considered an interested transaction subject to the review or approval of the Audit Committee if: (i) we are a participant in the transaction; (ii) the aggregate transaction amount involved will or may be expected to exceed $120,000 in any calendar year; and (iii) a related person or party has or will have a direct or indirect material interest in the transaction. The following persons are considered “Related Parties” under the Related Party Policy: (i) any director or executive officer of the Company; (ii) any nominee for director of the Company; (iii) any holder of more than 5% of our Common Stock; and (iv) any immediate family member of any of the above. We have implemented a framework to help identify (and report to the Audit Committee as appropriate) related party transactions, which may include, from time to time, loan transactions by the Company or the Bank, investment transactions, or other business transactions involving us or our subsidiaries.

The Audit Committee has primary responsibility for reviewing our related party transactions, as well as certain related party loan transactions as described below, for potential conflicts of interest and approving them (or denying approval, as the case may be). The Audit Committee’s approval may be granted in advance, ratified, or delegated to the committee chairperson or other member. Additionally, the Governance Committee takes into consideration related party transactions involving our directors as part of its annual director independence review.

Insider Loan Policy

We also have in place a policy that permits the Bank to make loans (“Insider Loans”) to directors, executive officers and principal stockholders of the Bank or its affiliates and the related interests of those Insiders (“Insiders”), pursuant to the applicable requirements of Regulation O of the Federal Reserve Act (“Regulation O”). Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002, as they are made by the Bank and subject to Regulation O. The Insider whose credit extension is subject to Board approval may not participate either directly or indirectly in the voting to approve such extension of credit.

Related Party Transactions

Ordinary Course Loan Transactions

Except as described below, during 2020, the Bank made loans to Related Parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of 10% or more of the equity securities of such companies, that were (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) not involving more than the normal risk of collectability or present other unfavorable features.

Employee Matters

SVB maintains a series of employee-funded investment funds known as Qualified Investors Funds (“QIFs”), which invest employees’ own capital in certain funds, including certain SVB Capital funds. We pass on the cost of external expenses to the QIF participants and do not charge a management fee. Participating employees must meet certain eligibility qualifications pursuant to applicable regulatory requirements. Of our executive officers, Messrs. Beck, Becker, Cadieux, China, Cox, Descheneaux, and Zuckert and Ms. Draper have each made commitments to QIFs in aggregate commitment amounts ranging from $50,000 to $1,525,000 depending on the number of QIF funds they participate in.

Vendor Arrangements

Cachematrix, a cash management platform provider for the Bank’s Cash Sweep Program, is controlled by BlackRock, Inc., which, together with its affiliates, is greater than 5% owner of our outstanding voting securities. In 2020, we paid fees totaling approximately $730,000 to Cachematrix. Additionally, we offer certain BlackRock investment funds, among other third-party investment funds, under our Cash Sweep Program. In connection with offering BlackRock funds in our Cash Sweep Program, we earned $37.0 million in fee sharing and related revenue for 2020. Client investments in the Cash Sweep Program are initiated and directed by clients themselves.

In addition, The Vanguard Group, which, together with its affiliates, is a greater than 5% owner of our outstanding securities, is the record-keeper and trustee of our 401(k) and Employee Stock Ownership Plan, as well as the record-keeper of our Deferred Compensation Plan. Fees relating to these services rendered for the fiscal year 2020 totaled approximately $306,000.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

Overview

We work with small and large businesses across the innovation economy. Our mission is to increase the probability of our clients’ success, and we are dedicated to supporting all our stakeholders in the global communities in which we operate. For more than 35 years, we have helped innovative companies and their investors move bold ideas forward, fast. Now more than ever, we strive to be agents of positive change and take care of our employees, our clients, our shareholders, our communities and our environment. By focusing on the things that matter, we more effectively manage our environmental, social and governance (“ESG”) impacts while continuing to help the innovation economy grow. Our ESG program focuses on creating value through the following areas: governance, sustainable finance, diversity, equity and inclusion (“DEI”), engaging and empowering employees, our hallmark Access to Innovation program for underrepresented individuals, philanthropy, employee giving and volunteerism and investment in affordable housing.

We continue to improve and expand our ESG initiatives by assessing our practices against industry best practices, incorporating stakeholder feedback and actively participating in and advocating for the causes that matter most to our various stakeholders.

Areas of 2020 Focus

The devastating effects of the COVID-19 pandemic and failures to address systemic inequality in our society have highlighted the importance of sharpening our focus on how our business impacts individuals, groups and communities around the world. As further described below, our key ESG accomplishments in 2020 included:

•

Heightened focus on supporting our employees, clients and communities through the COVID-19 pandemic, including by expanding employee benefits, implementing payment deferral and other programs to assist our clients and providing support to local, regional and global COVID-19 relief efforts;

•

Expanded efforts to advance our DEI initiatives, including enhancing our disclosures by publishing our first Diversity, Equity and Inclusion Report, increasing the diversity of our Board and hiring our first Chief Diversity Officer;

•

Greater transparency through increased ESG reporting and disclosures, including our first disclosure in accordance with the Sustainability Accounting Standards Board (“SASB”) and our first CDP response;

•	Enhanced ESG governance framework, including formalization of our ESG Program Office; and
•	Initiation of work to evaluate and address our climate risks and opportunities.

2020 Recognitions

We are proud of the recognition our ESG-related initiatives received in 2020. For the third consecutive year, we were included in Bloomberg’s Gender-Equality Index, which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation, and transparency. We were also included in Newsweek’s list of America’s Most Responsible Companies.

ESG Governance and Reporting

Our ESG program is under the primary oversight of our Governance Committee. We review and discuss our strategy, goals, practices and performance with the committee, which also receives management updates on our progress, ratings, disclosures and stakeholder engagement. At the executive management level, our ESG program is led by our Chief Marketing Officer, supported by a dedicated ESG Program Office established in 2020, with appropriate alignment and involvement from the Chief Executive Officer, other executive leaders and cross-functional management support. We have enhanced transparency around our performance on material ESG issues, with expanded ESG disclosures on our company website. In 2020, in addition to publishing our annual Corporate Social Responsibility report, for the first time, we published a disclosure in accordance with the SASB, a CDP response and a DEI Report. These new disclosures include details on our operational greenhouse gas emissions, sustainable finance activities, workforce diversity and Board diversity.

We will continue to enhance and evolve our disclosures, taking into consideration industry practices and stakeholder expectations.

Environmental

•

Sustainable Finance.    Our leadership position within the innovation economy enables us to finance the growth of companies that are designing efficient and sustainable solutions in response to climate change. Our Hardware and Frontier Technology teams work with clients transforming the transportation sector and provide research and insights on topics such as the future of mobility. SVB’s Energy and Resource Innovation (“ERI”) and Project Finance teams work with more than 500 clients in the energy and resource sectors, supporting clean tech innovation. In 2020, our Project Finance team financed more than 3,750 megawatts of clean energy projects and 1,200 megawatts of renewable energy equipment, which led to more than 4,250,000 metric tons of annual carbon dioxide avoided.

•

Operational Environmental Impact.    We are taking steps to monitor and reduce the greenhouse gas emissions and other environmental impacts of our own operations. In 2020, we conducted our first greenhouse gas emissions inventory according to the guidelines of the Greenhous Gas Protocol and completed our inaugural CDP response. We also launched our Green Team, an employee-driven group composed of members who are passionate about sustainability and the environment. Their mission is to inform, raise awareness and champion our company’s green practices, initiatives and individual climate impact, and includes educating other employees, sharing resources and creating a culture that enables employees to make a positive impact on the planet. Additional information about our efforts to reduce waste, water and energy at our offices can be found in our 2020 Corporate Social Responsibility Report.

•

Managing Climate Risk.    In 2020, we increased our focus on managing climate and environmental risk, largely through the efforts of our Enterprise Risk Management team and ESG Program Office. We are assessing our approach to managing the physical and transition risks of climate change, considering the unique profile of our client portfolio, as well as the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”) and other applicable guidance.

Social

•	COVID-19 Response. In 2020, we responded to the global COVID-19 pandemic by supporting our employees, clients and communities in a variety of ways.

○

Among our highest priorities in 2020 was the safety, well-being and stability of our employees during the pandemic. We focused on providing employee support to address work, life, financial and health-related issues. This included new programs and benefits to ease work-from-home challenges and address the medical and other support needs of those directly impacted by COVID-19. Examples include mental health support, technology, equipment and utility stipends, and a commitment to retain our incentive compensation packages.

○

To support our clients in 2020, we implemented three- to six- month payment deferral programs for clients, ultimately providing payment relief for $2.1 billion of venture debt loans, $204 million of Private Bank loans and $595 million of Premium Wine loans. We also facilitated $1.8 billion in Small Business Administration loans via the Paycheck Protection Program (“PPP”) and are currently participating in the second round of the PPP. In the United Kingdom, we participated as an accredited lender under the Coronavirus Business Interruption Loan Scheme (“CBILS”) as well as the Coronavirus Large Business Interruption Loan Scheme (“CLBILS”).

○

In 2020, we donated more than $12.5 million to not-for-profit causes. Of that, we donated $5.5 million to support local, regional and global COVID-19 relief activities focused on three areas: health, food security and shelter, and small business relief. This includes corporate contributions to global, national and regional charities, direct community-based giving and a 3:1 match for employees’ donations to relevant causes. During the fourth quarter of 2020, we donated an additional $20 million of fees (net of costs incurred) received from the PPP to the SVB Foundation to distribute to diversity and community causes over the next two years.

     Visit www.svb.com/covid-relief for the most up-to-date information on our pandemic response efforts.

•

Diversity, Equity and Inclusion (“DEI”).    We are committed to advancing diversity, equity and inclusion both internally and in the broader innovation ecosystem. Our DEI program is led by our new Chief Diversity Officer, supported by an executive-led DEI Steering Committee and an employee advocacy network. We take a multipronged approach to creating a diverse and inclusive workplace that includes employee awareness programs and resource groups, regular training and educational opportunities, fair pay analysis, leadership development, hiring outreach programs and strategic partnerships. We have set goals to increase diversity among senior leaders to 56% by 2025 and to achieve gender parity in senior leadership by 2030. Our Governance Committee continues to emphasize diversity in its director recruitment efforts, and in 2020, we increased our Board’s diverse representation with the addition of two new directors. Please see “Director Nominees, Selection, Diversity and Other Information” for additional information about our commitment to Board diversity. In 2020, we also published our first DEI Report, in which we disclosed metrics on the racial and gender representation of our Board, senior leadership and workforce, as well as DEI strategy commitments and supporting policies and initiatives. In 2020 (and continuing in 2021), we conducted quarterly DEI-focused “town hall” meetings designed to increase engagement on these topics between employees and executive management. This includes sharing updates and progress on our DEI initiatives and encouraging engagement around creating a more inclusive and equitable workplace and innovation ecosystem.

•

Racial & Social Equity.    The calls to end systemic racial and social inequities following the murder of George Floyd in May 2020 had a profound global impact. We responded by expanding opportunities for dialogue, including hosting over 40 small group “Conversation Circles” in which over two thirds of our employees participated in discussions about racial equity issues. Our DEI-focused “town hall” meetings for employees were in response to our recognition of the need for greater transparency and dialogue around the racial representation of our workforce and the innovation ecosystem. Additionally, we provided opportunities for action, mobilizing our employees and clients to join in community service through Tech Gives Back, a week of volunteer events focused in part on racial equity, social justice and access to the innovation economy. We also partnered with Act One Ventures to launch The Diversity Term Sheet Rider for Representation at the Cap Table initiative, which advocates for venture capital firms to include in all of their term sheets a pledge to bring members of underrepresented groups into deals as co-investors.

•

Access to Innovation.    Our signature DEI program to engage and impact our ecosystem, Access to Innovation, is dedicated to creating opportunities for underrepresented groups across the innovation economy. It was launched in 2017, and today we are building educational and employment pathways to nurture talent from early to advanced career stages and expanding connections, professional development and funding opportunities for Black, Latinx and women founders and venture capital investors. We have hired from and partnered with various organizations promoting underrepresented talent, including Valence, a marketplace and community for Black professionals, Year Up, an organization providing intensive, one-year programs for young adults, and Career Ready, an organization in the United Kingdom that links schools and colleges with employers to help young people prepare for the working world. We further enable access to the innovation ecosystem via engagement with our client companies and through funding and partnerships. For example, in 2020, we partnered with our client, Valence to provide talent recruitment opportunities for 2,000 of our clients.

•

Affordable Housing.    We are committed to supporting the communities in which we live and work through investment in affordable housing projects. To date, our Community Development Finance Division has committed approximately $850 million in investments and more than $1.4 billion in loans to help build or rehabilitate 9,472 affordable-housing units in the San Francisco Bay Area. These homes are designed for low- and moderate-income working families, seniors, veterans, people with disabilities and those who are chronically homeless.

•

SVB in the Community.    We also support our communities through philanthropy and volunteering.    As part of the Pledge 1% movement, we set an annual, aspirational goal of giving 1% of our FTE time and net income to charitable causes. We met this goal in 2020 by donating more than $12.5 million via our various philanthropic programs, $5.5 million of which went to support local, regional and global COVID-19 relief activities. Our programs include an annual employee match, through which we match employee financial donations up to $2,000 as well as reward volunteer time up to $1,000 per employee. Additionally, the SVB Foundation, our non-profit charitable foundation, makes grants to community organizations and causes in which employees volunteer or are involved. As part of our efforts in 2020, we launched our Missions Program, a software platform designed to engage employees to act in support of the causes they care about most such as voter education and racial justice and equity. During the fourth quarter of 2020, we also donated $20 million of fees (net of costs incurred) received from the PPP to our SVB Foundation to distribute to charitable causes over the next two years.

Governance

•

Corporate Governance.    Strong corporate governance practices support our overall effectiveness and enable us to manage our business and maintain our integrity in the marketplace. We believe strong governance is required at all levels, from the Board of Directors to executive management and throughout our Company. For more information about our governance practices, see “2020 Performance and Proxy Statement Summary – Annual Meeting and Proxy Statement Information” and “Board of Directors and Corporate Governance – Corporate Governance and Board Matters.”

•

Political Activities – Our corporate responsibility includes participation in the political and public policy process, specifically in areas that impact the innovation economy and the banking industry, as well as our clients, stockholders, employees and communities. It is important that we engage with legislators and policymakers, where appropriate, and support initiatives to advocate constructively for the long-term interests of our business and our key constituents. Our political activities are subject to the oversight of our Governance Committee, which recognizes the importance of appropriate governance and risk management of our corporate political activities, and reviews our activities for alignment with our business, strategy and corporate values, as well as compliance with applicable laws and regulations. Political contributions are made primarily through a federal political action committee that is non-partisan and employee-funded. Political contributions utilizing corporate funds are limited and subject to restrictions and disclosure pursuant to our policies. For more information, see our “Statement on Political Activities,” which may be found on our website.

The above summary reflects selected highlights of our various ESG efforts and is not an exhaustive list. For more information about the above highlights and our ESG efforts (including access to our 2020 Corporate Social Responsibility Report and 2020 Diversity, Equity and Inclusion Report), please see our ESG disclosures on our website under “About Us—Living Our Values,” which we expanded in 2020.

EXECUTIVE OFFICERS AND COMPENSATION

INFORMATION ON EXECUTIVE OFFICERS

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of the Bank and/or our other subsidiaries. There are no family relationships among our directors or executive officers.

The following information outlines the name and age of each of our executive officers, as of the date of this Proxy Statement, and his or her principal occupation with the Company, followed by his or her biography below:

Name	Age	Principal Occupation

Greg Becker	53	President and Chief Executive Officer
Dan Beck	48	Chief Financial Officer
Marc Cadieux	54	Chief Credit Officer
John China	55	President, SVB Capital
Philip Cox	54	Chief Operations Officer
Michael Descheneaux	53	President, Silicon Valley Bank
Michelle Draper	53	Chief Marketing Officer
Christopher Edmonds-Waters	58	Chief Human Resources Officer
Laura Izurieta	60	Chief Risk Officer
Michael Zuckert	62	General Counsel

Executive Biographies

Greg Becker’s biography can be found under “Proposal No. 1—Election of Directors” above.

Dan Beck, Chief Financial Officer, joined us in June 2017 and is responsible for our finance, treasury and accounting functions. Before joining the Company in 2017, Mr. Beck served as the Chief Financial Officer for Bank of the West, a subsidiary of BNP Paribas Group, from June 2015 to May 2017 and as Executive Vice President and Corporate Controller from June 2008 to June 2015. Prior to his tenure at Bank of the West, Mr. Beck held various finance and accounting roles with Wells Fargo Bank, the Federal Home Loan Mortgage Corporation, E*TRADE Financial Corporation and Deloitte & Touche LLP. Mr. Beck holds a Bachelor’s degree in Accounting from Virginia Commonwealth University and a Bachelor’s degree in Biology from Virginia Polytechnic Institute and State University.

Marc Cadieux, Chief Credit Officer, oversees our credit administration function. Mr. Cadieux joined us in 1992 and has held a variety of positions of increasing responsibility in the areas of credit administration, business development and relationship management during his tenure with the Company. Mr. Cadieux was previously the Division Risk Manager for SVB’s Eastern Division, where he was responsible for overseeing our commercial lending activities in the United States, Canada, the United Kingdom and Israel. Mr. Cadieux was appointed as Assistant Chief Credit Officer in 2009 and was later appointed as Chief Credit Officer in 2013. Prior to joining the Company, Mr. Cadieux held several credit-related positions with Pacific Western Bank and Bank of New England. Mr. Cadieux holds a Bachelor’s degree in Economics from Colby College.

John China, President of SVB Capital, oversees the growth of our funds management business as well as our Early Stage and Family Office practices. Mr. China joined us in 1996 as Senior Relationship Manager and has since held a variety of positions with the Company, including Head of Venture Capital Management and Head of Venture Capital and Private Equity division. Mr. China was appointed as the Head of Relationship Management in 2010, Head of Relationship Banking in 2014, and Head of Technology Banking in 2017, prior to his appointment to his current role in 2019. Mr. China is a member of the boards of DEMO; H2 Global, a digital industry leadership network; BUILD, a nonprofit organization dedicated to educating under-resourced youth through entrepreneurship, and Meals on Wheels San Francisco; and the advisory boards of Alpha Club, a networking community of founders, CEOs and technology influencers, and York Butter Factory, an Australian coworking and startup incubator space. Mr. China holds a Bachelor’s degree in Industrial Engineering from Stanford University.

Philip Cox, Chief Operations Officer, is responsible for our core operations, enterprise project management, client service and information technology teams. Mr. Cox joined us in 2009 as Head of UK, Europe & Israel, and was appointed Head of Europe, Middle East and Africa and President of the UK Branch in 2012, where he was focused on the international development of our business and was responsible for our UK Branch, prior to his appointment to his current role in 2019. Prior to joining the Company, Mr. Cox was Head of Commercial Banking at the Bank of Scotland in London, a division of Lloyds Banking Group (2008-2009) and the Chief Executive Officer of Torex Retail PLC (2005-2008). Prior to his tenure at Torex Retail PLC, Mr. Cox spent approximately 23 years with NatWest/RBS Group in a variety of positions, including Managing Director of Transport and Infrastructure Finance, Regional Managing Director of the North of England Region and the same position for the South West and Wales business. Mr. Cox is a member of the Chartered Institute of Bankers (UK) and the Association of Corporate Treasurers (UK).

Michael  Descheneaux, President, Silicon Valley Bank, oversees the Company’s global commercial bank, private bank and funds management businesses, as well as credit administration. Mr. Descheneaux joined us in 2006 as Managing Director of Accounting and Financial Reporting, and was appointed as Chief Financial Officer in 2007, where he was responsible for all our finance, treasury, accounting and legal functions, as well as our funds management business until he assumed his current role in 2017. Prior to joining the Company, Mr. Descheneaux was a managing director of Navigant Consulting (2004-2006) and held various leadership positions with Arthur Andersen (1995-2002). Mr. Descheneaux holds a Bachelor’s degree in Business Administration from Texas A&M University. He is also a certified public accountant, as well as a member of the Texas State Board of Public Accountancy.

Michelle Draper, Chief Marketing Officer, is responsible for the strategy and execution of our global marketing initiatives. Prior to joining us in 2013, Ms. Draper held various senior-level marketing positions at Charles Schwab & Co. from 1992-2013, including as Senior Vice President of Institutional Services Marketing, where she oversaw advertising, brand management and other key marketing strategies. Prior to that, Ms. Draper also served as a director of Investor Services Segment Marketing and Vice President of Advisor Services Marketing Programs, developing marketing strategies for both the retail and institutional sides of the Charles Schwab business. Ms. Draper holds a Bachelor’s degree in Journalism from California Polytechnic State University – San Luis Obispo, as well as Series 7 General Securities Representative and Series 24 General Securities Principal licenses.

Christopher Edmonds-Waters, Chief Human Resources Officer, oversees our human resources function, which includes our compensation, global mobility, recruiting and learning and development functions. Mr. Edmonds-Waters joined us in 2003 as Director of Organization Effectiveness and was appointed to his current role in 2007. Prior to joining the Company, Mr. Edmonds-Waters held various senior-level human resources positions at Charles Schwab & Co. from 1996-2003 and began his career at Macy’s California where he held various merchandising as well human resources roles. Mr. Edmonds-Waters holds a Bachelor’s degree in Intercultural Communications from Arizona State University and a Master’s degree in Human Resources and Organization Development from the University of San Francisco.

Laura Izurieta, Chief Risk Officer, is responsible for leading our enterprise-wide risk management, corporate compliance and regulatory functions. From 2000 until joining the Company in 2016, Ms. Izurieta held various roles of increasing responsibility at Capital One, including Vice President of Corporate Reputation and Governance, Vice President of Capital One Home Loans and Vice President of Information Technology, and most recently Executive Vice President and Chief Risk Officer, Retail and Direct Bank. Prior to her tenure at Capital One, Ms. Izurieta also held positions at Freddie Mac and Bank of America. Ms. Izurieta holds a Bachelor’s degree in Business Administration from Towson University and a Master’s degree in Applied Behavioral Science from John Hopkins School of Business.

Michael Zuckert, General Counsel, is responsible for all our legal and government affairs matters. Prior to joining the Company in 2014, he served in a wide range of legal positions within the financial services industry. Most recently, he served as Deputy General Counsel of Citigroup (2009-2014), where he served as general counsel for the company’s non-core assets business, Citi Holdings, and focused on mergers and acquisitions. Prior to his time at Citigroup, Mr. Zuckert held various senior-level positions at Morgan Stanley & Co. Inc. and was Vice President and General Counsel at TheStreet.com, Inc., an online financial news provider. Mr. Zuckert is a director of the Law Foundation of Silicon Valley and the Global EIR Coalition, a member of the leadership council of Tech:NYC and a member of the Investment Committee of Waterman Ventures as well as an advisory member of the Board of the Silicon Valley Directors’ Exchange. He holds Bachelor’s degrees in History and Law and Society from Brown University and a Juris Doctor from New York University School of Law.

PROPOSAL NO. 2: ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement

Our advisory vote on executive compensation (otherwise known as “Say on Pay”) is held annually. This vote provides our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”) as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the accompanying compensation tables and narrative discussion therein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinion of our stockholders and will take into consideration the outcome of this advisory vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the following “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections for a detailed discussion of our executive compensation program for our NEOs.

Approval, on an advisory basis, of our executive compensation requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote at the Annual Meeting.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the Company’s executive compensation.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our 2020 executive compensation program, primarily as it relates to our “named executive officers” (“NEOs”) listed below.

Overview of 2020 Executive Compensation

From the Compensation Committee...

We, the Compensation Committee of the Board of Directors (“Compensation Committee”), have the delegated responsibility of primary oversight over the design and execution of the Company’s executive compensation program.

Despite the unprecedented challenges presented in 2020 from the global COVID-19 pandemic crisis and other extraordinary events such as unrest related to calls for racial and social justice reform, the Company delivered a year of exceptional performance and growth, all while navigating difficult business and operating conditions. We shifted our attention to prioritizing and supporting our business and people through these challenges, but still maintained our core compensation strategy and objectives, including pay for performance, appropriate risk management and talent retention. As further explained in this CD&A, our key areas of focus in 2020 were:

•   Broadly supporting our employees with physical and mental health, financial, and practical work-from-home support during the pandemic crisis — in particular:

○  Providing a 100% minimum ICP target funding for all employees except executive officers, in anticipation of the impact from COVID-19, which ultimately was not applied since the Company outperformed its annual target goals;

•   Maintaining our core executive compensation program which emphasizes pay for performance, particularly long-term performance, consistent with prior years.

•   Continuing focus on risk management, including the expansion of our Recoupment Policy.

•   Expanding our focus on the Company’s human capital, specifically diversity, equity and inclusion initiatives and the evolution of our workplace in an increasing virtual environment.

As we continue navigating the challenges that have carried into 2021, we will seek to define our “new normal” and adjust, as needed, our executive compensation strategy and approach to continue to effectively drive the Company’s sustainable, long-term global growth and strategy.

Compensation Committee Members Garen Staglin, Chair John Clendening Jeffrey Maggioncalda Beverly Kay Matthews

2020 NEOs

Greg Becker

President & Chief Executive
Officer

Dan Beck

Chief Financial Officer

Michael Descheneaux

President of Silicon Valley
Bank

Philip Cox

Chief Operations Officer

John China

President of SVB Capital

2020 Executive Compensation Elements At-A-Glance

Salary	ICP	PRSUs	Stock Options	RSUs

Ongoing	1-Year Performance Period	3-Year Performance Period	4-Year Vesting Period

Fixed	Performance-Based^			Fixed^

Performance Metrics:
	ROE*	TSR* ROE*	Stock Price Appreciation^

*	Includes measurement of performance relative to peers
^

ICP and earned PRSU awards are determined after the performance period; RSU and stock option awards are based on a fixed number of shares at the time of grant; any incremental value realized above the grant value of RSUs and stock options, as well as earned PRSUs, is based on stock price appreciation.

Glossary of CD&A Terms
DCP – Deferred Compensation Plan EPS – Earnings Per Share ERM – Enterprise-wide Risk Management	ICP – Incentive Compensation Plan (annual cash incentive plan) NEO – Named Executive Officer PRSU – Performance-Based Restricted Stock Unit	ROE – Return on Average Equity RSU – Restricted Stock Unit TSR – Total Stockholder Return

2020 Executive Compensation Highlights

Navigating the COVID-19 Pandemic

Among our highest priorities in 2020 was, and still is in 2021, the safety, well-being and stability of our people. We maintained our workforce without the need for any furloughs or layoffs. We focused on providing work, life and health-related support for our employees, especially in a remote work-from-home environment, including expanded medical and other support to those directly impacted by COVID-19, mental health support, and general work-from-home support such as technology, equipment and utility stipends. All COVID-19-related support was broadly available to all employees (though not all executives participated). There was no support exclusive to executives.

The Compensation Committee focused on enhancing compensation and benefits, where appropriate, given the extraordinary circumstances of 2020. More specifically, in March 2020, in light of the economic and environmental uncertainties and instability created by the pandemic, the Compensation Committee took the exceptional step of approving a funding minimum at target for our 2020 ICP, applicable to all employee participants except for executive officers. Individual awards were still subject to individual performance. The special minimum was ultimately not applied, as the Company’s performance exceeded our 2020 ICP target performance goals and the plan was funded accordingly as further discussed in this CD&A.

Additionally, performance goals for executive awards were determined in normal course primarily during the first quarter of 2020, without special consideration or adjustment for any impact from COVID-19. Our 2020 performance-based awards for our executives (including NEOs) were determined based on performance against those goals.

Pay for Performance	Ranked #1 among our peer group for our ROE and our 1-, 2- and 3- year TSR performance.*

In a year unlike any other where we faced an extraordinary macroeconomic environment, we performed exceptionally and delivered another year of strong strategic execution, business growth and financial performance, resulting in total net income, EPS, ROE and TSR performance for the year 2020 as highlighted on the right. We ranked first relative to our peer group for our 2020 ROE performance, as well as our 1-year, 2-year and 3-year TSR performance, based on our established TSR measurement methodology. Other notable accomplishments also included: facilitation of loans under the Paycheck Participation Program, seamless shift to work from home environment, advancement of our diversity, equity and inclusion initiatives, and efforts to consummate the signing of our merger with Boston Private Financial Holdings in early January 2021. The Compensation Committee’s compensation decisions for 2020 reflected our strong performance throughout the year. (For further details about our 2020 business and financial performance, see “2020 Performance and Proxy Statement Summary” in this Proxy Statement.)

2020 CEO Pay

In designing Mr. Becker’s 2020 compensation structure, we continued to emphasize long-term, performance-based pay, placing greater emphasis relative to our applicable Peer Group. 86% of his total target pay is at risk and subject to Company/individual performance.    With respect to his actual total compensation, Mr. Becker received for 2020 a total package commensurate with our 2020 performance.

Peer Comparison of

Target CEO Pay Mix^

(Average Peer Group pay mix)

Performance-Based: 64%

Fixed: 36%

Long-Term: 54%

Short-Term: 46%

Relative to our Peer Group,

we place a greater

emphasis on performance-

based and long term pay.

* Based on the TSR calculation methodology discussed under “Long Term Equity Incentives”; our 56.0% represents our 3-year TSR performance (2018-2020).

** Special one-time equity award (subject to three-year cliff vesting) granted to Mr. Becker in 2019.

^ Based on our 2020 Peer Group and peer compensation data available at the time of determination of Mr. Becker’s 2020 compensation.

Executive Compensation – Summary of Key Features Highlights of the key features of our executive compensation program and practices are set forth below (further discussed in this CD&A section):

Compensation Design & Limits	Risk Management

•   Pay for performance with emphasis on long-term performance

•   Balanced performance metrics to drive both short-term and long-term objectives

•   Competitive benchmarking against peers

•   Double trigger change in control severance (under our executive Change in Control Plan)

•   No 280G excise tax gross-ups (under our executive Change in Control Plan)

•   No excessive executive perks

•   No special executive retirement benefits; no pension or SERP plans

•   No incentive plans encourage excessive risk taking

•   Recoupment (or clawback) policy — new trigger event added effective 2021

•   Compensation risk management (including annual risk assessment, and ERM and internal audit involvement)

•   Minimum and maximum performance thresholds/limits for funding purposes, subject to Compensation Committee discretion

•   No hedging or pledging (executives not permitted by policy to hedge, sell puts, sell shorts or pledge our securities)

Compensation Oversight and Governance	Alignment with Stockholder Interests

•   Independent Board* oversight of CEO compensation (based on the Compensation Committee’s recommendations)

•   Independent Compensation Committee oversight of non-CEO executive compensation

•   Independent compensation consultant to the Compensation Committee

•   Active Compensation Committee engagement (held 9 meetings in 2020)

•   Say on Pay vote on an annual basis (approval by 91% of votes cast in 2020)

•   Robust executive equity ownership guidelines

•   Continuing stockholder outreach to solicit feedback and to discuss our business and practices (throughout the year)

•   Performance metrics focused on stockholder return (including ROE and relative TSR)

•   No repricing of options without stockholder approval

* Independent members acting as a committee, without CEO participation Executive Compensation Program Objectives

Link pay to Company and individual performance, with an emphasis on long-term	Pay based on external market standards, while considering internal parity	Recruit and retain a cohesive, top-talent executive management team	Focus on strong governance and risk management	Align interests with our stockholders and other stakeholders

Our compensation philosophy and program take into account other foundational considerations including: our business and strategic objectives of sustainable long-term global growth; the relative complexity our business diversity represents in an organization of our size; emerging trends in executive compensation (particularly for financial institutions); and market practices.

* * * *

Compensation Governance and Risk Management

Role of Compensation Committee and the Independent Board Members

All members of the Compensation Committee are “independent” under applicable NASDAQ rules. The Compensation Committee has primary oversight of our executive compensation program as provided in its charter, including the design and administration of executive compensation plans in a manner consistent with the executive compensation program objectives described above. More specifically, the committee determines compensation strategy, establishes applicable performance goals and metrics, selects forms of compensation, determines the overall pay mix, sets target pay levels, and approves final executive compensation awards.

In the case of the CEO, the Compensation Committee makes recommendations about CEO pay decisions for approval by the independent members of the full Board (all Board members except the CEO, acting as a committee). Subject to the recommendation of the Compensation Committee, all of the independent directors of the Board review and approve the compensation for the CEO. Such review and approval are conducted during executive sessions, where neither the CEO nor any other member of management is present. In the case of all other non-CEO executive and Section 16 officers, as well as other key positions, the Compensation Committee reviews and approves the compensation of such individuals. The determination of compensation awards for all non-CEO positions is conducted during executive sessions, where the CEO may participate at the Compensation Committee’s invitation.

The Compensation Committee regularly monitors performance against established goals and approves funding accruals, as well as focus on other aspects of the compensation program, including, among other things, peer group review and determination, compensation risk review, and monitoring of market and governance trends impacting compensation.

In carrying out its oversight responsibilities, the Compensation Committee regularly reports to the Board on the actions it has taken, as well as confers with the Board on compensation matters, as necessary. The Compensation Committee also makes recommendations for all other compensation-related matters that require full Board approval.

The Compensation Committee meets on a regular basis, and routinely meets in executive session without management present. During 2020, the committee held 9 meetings, including a separate session dedicated to enhancing compensation strategy based on the direction of the business.

Role of Chief Executive Officer

At the Compensation Committee’s request, our CEO will attend portions of the Compensation Committee’s meetings and certain executive sessions to discuss the Company’s performance and compensation-related matters, as well as his recommendations for compensation for the executive officers of the Company (excluding himself). He does not participate in any deliberations relating to his own compensation. The committee considers the CEO’s input and recommendations, but retains full discretion to approve all non-CEO executive compensation.

Role of Compensation Committee Consultant

Consistent with prior years, the Compensation Committee retained Pay Governance LLC, an independent executive compensation consultant, to provide advice and recommendations on all compensation matters under its oversight responsibilities as defined in the committee’s charter. The Compensation Committee in its sole discretion selects the consultant and determines its compensation and the scope of its responsibilities.

In 2020, Pay Governance assisted the Compensation Committee with: advice and recommendations regarding the Company’s compensation philosophy and strategies; advice on director and executive compensation levels and practices, including review and recommendations on director, CEO and other executive compensation and evaluation of CEO pay and Company performance; assessment of realizable pay and performance; advice on the Company’s peer group; guidance on the design of our compensation plans and policies, including recoupment policy and executive/director stock ownership guidelines; evaluation of performance metrics and peer performance; assistance with the Compensation Committee’s annual compensation risk review; and periodic reports to the Compensation Committee on market and industry compensation trends and regulatory developments.

Pay Governance provides services only to the Compensation Committee, and not to the Company, and did not provide any additional services to the committee outside of executive and director compensation consulting during 2020. The Compensation Committee does not believe there were any potential conflicts of interest that arose from any work performed by Pay Governance during 2020.

Compensation Committee – Key Areas of Focus

Compensation Risk Management

Compensation risk management is a primary area of oversight of the Compensation Committee. At the direction of the committee, its compensation consultant conducts an annual review of the Company’s incentive programs, including design and risk assessment. Additionally, management performs an annual risk assessment of certain compensation plans, which includes back-testing of awards to evaluate against plan design, governance and risk mitigation. Our Chief Risk Officer reviews and shares her input on those risk assessments, and reports and discusses with the committee her risk assessment of our compensation programs (including plan design and execution), and any recommendations. Based on these assessments and discussions, we do not believe that our compensation program promotes excessive risk taking or creates risks that are reasonably likely to have a material adverse effect on the Company.

Moreover, from time to time, the Compensation Committee may implement policies or other tools to strengthen compensation risk management, such as the Company’s Recoupment Policy. The committee amended the policy in late 2020 by adding an additional trigger event and expanding its applicability to certain senior level employees. See “Executive Benefits and Other Executive Compensation-Related Matters – Compensation Recovery Policy.”

Our compensation programs and risks are routinely discussed at the Board level, both with and without the CEO present. In particular, the chairperson of our Compensation Committee reports to and discusses significant compensation risk issues with the full Board and the Risk Committee. The chairperson of the Compensation Committee (Mr. Staglin) is a member of the Risk Committee of the Board of Directors. Additionally, certain compensation matters are also reviewed by the Audit Committee, specifically those related to exclusions under our performance-based funding arrangements, where applicable.

Competitive Benchmarking Against Peers

The Compensation Committee routinely benchmarks and compares our compensation and performance against selected peer companies. It utilizes this information as a reference for setting pay and making pay decisions. The Compensation Committee, with its compensation consultant and management, conducts a review, at least annually, of the composition of the Company’s peer group. In its determination, the Compensation Committee considers a variety of factors and characteristics including, among other things, banking industry, business model, product offering, complexity of the business, geography, market capitalization, asset size, assets under management, number of employees, performance on financial and market-based measures, brand, and extent they compete with our business, as well as for talent.

For 2020, the Compensation Committee selected 15 peer companies (listed to the right), based on its review of the above evaluation criteria. Compared with the peer group from 2019, the following updates were made: (i) added back Signature Bank (a former peer that was previously removed), and (ii) removed E*TRADE Financial Corporation (acquired by Morgan Stanley), New York Community Bancorp, Inc. and Umpqua Holdings Corporation.

2020 Peer Group

Associated Banc-Corp

BOK Financial Corporation

Comerica Incorporated

Cullen/Frost Bankers, Inc.

East West Bancorp, Inc

Fifth Third Bancorp

First Republic Bank

Huntington Bancshares

KeyCorp

M&T Bank Corporation

Northern Trust Corporation

Regions Financial Corporation

Signature Bank

Webster Financial Corp.

Zions Bancorporation

The Compensation Committee does not solely rely on comparative data from the 2020 Peer Group. Such comparative data provides helpful market information about our peer companies as a reference, but the Compensation Committee does not target any specific positioning or percentile, nor does it use a formulaic approach, in determining executive pay levels. The Compensation Committee may refer to other banks or financial companies outside of the peer group for additional benchmarking information. It also utilizes other resources, including published compensation surveys (from Willis Towers Watson and McLagan) and other available proxy and compensation data. All such comparative peer data and supplemental resources are considered, along with the Company’s pay for performance and internal parity objectives. All applicable information is reviewed and considered in aggregate, and the Compensation Committee does not place any particular weighting on any one factor.

Performance-Based Compensation – Design and Assessment

Another primary area of focus of the Compensation Committee is the design of performance-based compensation, including selecting and setting appropriate performance metrics and measuring actual performance against those metrics. The committee monitors performance of current year performance-based awards, as well as designs and plans performance metrics for future years. In designing performance metrics, the committee reviews market and peer practices, as well as seeks the input of the full Board and CEO to take into account key areas of strategic and business focus. As further discussed in this CD&A section, specific performance metrics for annual and long-term incentive awards include ROE and TSR, and for long-term performance-based equity awards granted in 2018 and 2019, strategic business objectives and EPS growth. In certain cases, such as ROE and TSR, our performance is measured relative to peer performance.

Determination of Compensation for Individual Executives

In making compensation decisions or recommendations for individual executives, the Compensation Committee takes into consideration the performance reviews conducted for each executive officer. The committee meets and discusses with the CEO his assessment of the performance of the other executive officers, based on their self-reviews and the CEO’s own evaluation of their performance. The independent members of the Board meet and discuss, without the CEO present, their collective performance assessment of the CEO, taking into consideration his self-review and the individual evaluation provided by each Board member. (See “Oversight of CEO and Executives – Annual CEO Performance Evaluations” under the “Corporate Governance and Board Matters” section.)

Executives are evaluated based on individual performance and overall contributions, in addition to Company performance against the broader corporate performance metrics discussed above. Specifically, individual evaluation criteria may include, among other things: skills and expertise, demonstrated leadership, development and execution of strategy, span of responsibility, achievement of corporate and personal goals, risk management, talent management, regulatory compliance, and alignment with the Company’s core values. The overall performance assessment by the Compensation Committee (or the Board) of each individual executive is also taken into consideration in setting his or her total target compensation for the following year.

Committee Decisions

The performance metrics utilized for executive compensation, where applicable, are largely used for target funding determination purposes. Funding determinations guide decisions for actual awards to executive officers by the Compensation Committee (or in the case of the CEO, the Board) at its discretion. We believe that discretion, when judiciously applied, is an important part of our compensation decision processes, as it allows the Compensation Committee (or in the case of the CEO, the Board) to better link executive pay to actual performance, or take into account extraordinary considerations. Discretion, both positive and negative, allows directors to make appropriate pay decisions based on their informed business judgment, particularly in circumstances where there may be other relevant performance factors or unforeseen circumstances that should be considered beyond the actual performance metrics. The Compensation Committee believes that a balanced utilization of performance metrics and committee discretion leads to appropriately calibrated compensation for executives or the broader employee base.

For 2020, in light of the economic and environmental uncertainties and instability created by the pandemic, the Compensation Committee utilized its discretion and took the exceptional step of approving a funding minimum at target for our ICP, applicable to all employee participants, but excluding executives. The Company’s performance exceeded the target ICP goals and therefore, the minimum was ultimately not applied or needed.

Enhanced Focus on Human Capital

In 2020, the Compensation Committee, along with the full Board, increased its engagement in various human capital-related matters. In particular, the Committee focused on the Company’s diversity, equity and inclusion initiatives, such as increasing diverse representation among the Company’s leadership, fair pay analyses, training and educational opportunities, employment awareness programs and resource groups, and promotion of an inclusive culture. The Committee also focused on the planning of the future of work in an increasingly virtual environment, balancing the need for employee flexibility, internal collaboration and business needs.

Annual Say on Pay

We submit an advisory vote on executive compensation, or Say on Pay, to our stockholders on an annual basis. Our Board of Directors values the opinions of our stockholders and believes an annual advisory vote allows our stockholders to provide us with their input on our executive compensation program.

In 2020, 91% of the votes cast approved, on an advisory basis, our 2019 executive compensation program (as described in our 2020 proxy statement). In light of the strong voting support and the extent of other feedback we have solicited from our stockholders, the Compensation Committee remained consistent with our executive compensation philosophy, policies or overall program, and did not make any material changes. We continue to carry out our executive compensation program based on our key philosophy and objectives as described above. The Compensation Committee will continue to consider changes to the program on an ongoing basis, as appropriate, in light of evolving factors such as our corporate strategy, the business environment and competition for talent, as well as stockholder feedback.

Stockholder Alignment and Engagement

Our stockholders matter and aligning with their interests is important. We use performance metrics tied to stockholder return for our performance-based incentive awards ---- total stockholder return, return on equity and for long-term equity awards granted in 2019, earnings per share. We measure performance against our own goals and/or relative to our peer performance.

In addition to our active stockholder engagement activities throughout the year (over 200 (primarily virtual) stockholder meetings conducted in 2020), particularly as part of our annual proxy statement preparation process, we reach out to our larger stockholders to invite their feedback, including their views about our executive compensation program. Feedback from stockholders is important to consider, and we value opportunities to seek their input.

Elements of Executive Compensation

In deciding compensation for our executives, the Compensation Committee (and in the case of the CEO, the Board) reviews each executive’s total target compensation package holistically, balancing long-term and short-term pay, cash and equity compensation, and performance- and non-performance-based pay, and taking into account market competitiveness and internal parity. The primary elements of executive compensation are discussed below:

Cash Compensation

Base Salary

We pay base salaries in order to provide executives with a reasonable level of fixed short-term compensation. Executive base salary levels are typically reviewed at least annually by the Compensation Committee and adjusted as appropriate, typically to reflect merit, promotions or changes in responsibilities, or market adjustments. Base salaries are determined on an individual basis. When determining any base salary increases, the Compensation

	Base Salary		Annual Cash Incentives (ICP) (% of Annual Base Salary)
NEO	2020 Annual Base Salary	Year- Over-Year Increase	2020 Annual ICP Target	2019 Annual ICP Target

Greg Becker	$ 1,000,000	---	130%	120%
Dan Beck	600,000	---	100	80
Michael Descheneaux	750,000	---	110	100
Philip Cox	600,000	---	100	80
John China	625,000	4.2%	100	90

Committee considers an individual’s total compensation package, his or her performance, Company performance, comparative peer and market compensation data, internal parity, and other relevant factors, including the scope of the executive’s responsibilities relative to peers and other executives, and retention concerns.

In 2020, no base salary changes were made for any NEO, except for Mr. China. Mr. China received a merit-based adjustment to his base salary primarily due to his individual performance, strong strategic leadership to expanding the SVB Capital platform, and salary market positioning relative to peers.

Annual Cash Incentives (ICP)

Our NEOs, as well as other executives and employees, participate in the Company’s ICP, our annual cash incentive plan that provides rewards based on individual and Company performance. Each executive participant is assigned an incentive target, stated as a percentage of the individual’s annual base salary. Executive incentive targets are set by the Compensation Committee based on the objective of balancing overall total target pay mix with an appropriate allocation of at-risk compensation, as well as comparative peer and market compensation data for their respective positions, and in the case of our non-CEO executives, the CEO’s recommendations.

In 2020, the Compensation Committee adjusted each of the NEOs’ incentive target based on merit due to strong performance and execution, as well as market compensation data. More specifically, reasons for ICP target changes in 2020 reflected: (i) for Mr. Becker, continued outstanding leadership of the Company; (ii) for Mr. Beck, continuing excellence in strong financial management; (iii) for Mr. Descheneaux, continued strong leadership of the core banking business, including product development initiatives; (iv) for Mr. Cox, excellent leadership in strengthening our operational and technological infrastructure; and (v) for Mr. China, strong strategic leadership to expanding the SVB Capital platform.

ICP - Funding

Each year, the Compensation Committee establishes metric(s) used to measure Company performance for ICP funding purposes, on an absolute basis, as well as relative to peers. For 2020, the Compensation Committee stayed consistent with its prior methodology for funding the ICP by utilizing ROE as the primary performance metric on an absolute and relative basis. The Compensation Committee believes that it continues to be an appropriate indicator of financial performance that drives stockholder value. The funding methodology for 2020 was as follows:

ROE Performance Against Annual Budget

(Two-Thirds (2/3) of Pool)

Two-thirds (2/3) of the total incentive pool is funded based on the Company’s ROE performance (as adjusted for applicable exclusions*) relative to our Board-approved annual target (budget) ROE, as illustrated by the graph below. There is no formulaic funding if the Company achieves less than 80% of its annual target ROE, and a funding maximum of 200% of target if the Company achieves 150% or higher of our target ROE. If the Company’s ROE is 80% but less than 150% of target, the extent of funding earned is subject to straight-line interpolation as illustrated in the graph below.

ROE Performance Against 2020 Peer Group

(One-Third (1/3) of Pool)

One-third (1/3) of the total incentive pool is funded based on the Company’s actual (unadjusted) ROE performance of 16.83% for 2020, measured against ROE performance of the 2020 Peer Group, as illustrated in the graph below. There is no funding if our performance falls in the bottom four positions, and a funding at maximum if our performance falls in the top four positions. If our ROE is between the ROE of the 4th and 13th ranked companies, the extent of funding earned is subject to straight-line interpolation based on ROE performance of those ranked companies.

*

Exclusions/Adjustments. The Compensation Committee determines the extent to which the Company meets its budgeted ROE performance target. It may adjust for out of the ordinary or non-recurring items, or other items that are subject to factors beyond management’s control, such as investment securities gains and losses. Adjustments are determined by the Compensation Committee, in coordination with the Audit Committee, who assesses the adjustments based on impact to the Company’s financials. Similar to prior years, for 2020, excluded items included the impact from: (i) certain gains or losses from the Company’s investment securities, largely because performance of such securities is subject to market performance beyond the Company’s control; (ii) impact from additional ICP funding above 100% of budget; and (iii) certain tax-related adjustments. Additionally for 2020, the Committee approved the exclusion of certain non-recurring impairment costs relating to the termination of property leases as we optimize our real estate utilization. The impact of all 2020 exclusions resulted in a lower adjusted ROE that reduced the overall funding of the 2020 ICP pool.

The Compensation Committee determines the final ICP funding and adheres to the formulaic funding described above, unless it determines in its discretion an adjustment is necessary. Such adjustments are made infrequently. Due to the extraordinary COVID-19-related circumstances in 2020, the Compensation Committee exercised its discretion and made the decision in March 2020 to approve minimum ICP funding at 100% target for all employees except executive officers, notwithstanding actual performance. (Individual awards would still be subject to performance.) The Committee felt that this was important to provide a level of stability and support for employees amidst the uncertainties presented by the pandemic.

Notwithstanding the minimum funding approved, the Company’s 2020 performance exceeded target, and the Compensation Committee approved the funding of the total ICP pool at 130% of total target, based on: (i) 95% funding for performance against our annual budget (2/3 of pool), and (ii) 200% funding for performance against 2020 Peer Group (1/3 of pool).

ICP - 2020 NEO Awards

The Compensation Committee (or in the case of the CEO, the independent members of the Board) determines actual annual cash incentive awards for the NEOs based upon: the individual’s target incentive level; the funding based on the Company’s performance as described above; and the NEO’s individual performance. ICP awards for NEOs may be at, above, or below the target incentive. For 2020, each NEO was awarded the ICP amounts set forth in the table to the right.

In determining 2020 awards, the independent members of the Board (with respect to
Mr. Becker) and the Compensation Committee (with respect to the other NEOs)
considered a variety of factors that they believed to be relevant, including: (i) the overall strong performance of the Company and the respective areas of oversight of

NEO	2020 ICP Award

Greg Becker	$ 1,690,000
Dan Beck	830,000
Michael Descheneaux	1,100,000
Philip Cox	800,000
John China	830,000

each NEO in 2020, and (ii) each NEO’s contributions to our business and financial results, execution of our 2020 corporate initiatives, corporate risk management, and broader leadership within the organization. Based on strong Company and individual performance, Mr. Becker received 130% of his target (same as the approved formulaic funding of the pool) and the other NEOs received ICP awards between 133% to 138% of their applicable ICP targets.

Specifically for Mr. Becker, key factors considered included:

•	Exceptional 2020 financial performance and growth amidst extraordinary challenges:
○	Continuing strong EPS and total net income performance
○	Peer-leading ROE performance
○	Outstanding total asset, loan and client funds growth
○	Continuing core fee income growth
○	Solid credit quality
○	Strong capital and liquidity

•

Outstanding leadership in navigating pandemic challenges, prioritizing the well-being and continued performance of employees; providing debt relief to clients; and supporting the community (including our donation of fees (net of costs) earned under our participation in the Small Business Association’s Paycheck Protection Program)

•	Strong advancement of diversity, equity and inclusion initiatives, both internal and external
•	Strong execution of the Company’s strategy and corporate goals, as well as exceptional overall business growth despite macroenvironment challenges
•

Enhanced focus on expanding Private Banking and Wealth Management business through the acquisition of Boston Private Financial Holdings (announced in early January; expected to close in mid-2021, subject to regulatory approvals and customary closing conditions)

•	Continued diversification of revenues through expansion of products and services, with notable strong performance of SVB Leerink
•	Steadfast focus on the growth of the core banking business and other key businesses
•	Strong focus on corporate brand, market share and client satisfaction
•	Continued strengthening of the Company’s risk management and infrastructure foundation
•	Enhanced focus on employee engagement, particularly in the virtual work environment

Key factors considered by the Compensation Committee for the other NEOs, included: (i) for Mr. Beck, excellent execution of overall financial management (including strong balance sheet and capital management) and key business initiatives; (ii) for Mr. Descheneaux, outstanding leadership of our core banking business, including global business growth, client focus, and product development; (iii) for Mr. China, strong leadership expanding the SVB Capital platform, including the successful acquisition of the credit fund business of the West River Group; and (iv) for Mr. Cox, excellent leadership in the Company’s response to the operational challenges from the pandemic, as well as the continued strengthening of our operational and technological foundation.

Long-Term Equity Incentives

The Company believes that equity-based awards, in combination with the Company’s equity ownership guidelines as discussed below, tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders. The Compensation Committee typically makes equity awards to each NEO at the time the individual is hired or promoted, and annually thereafter. The size of the awards reflects the overall number of shares available to the Company under our equity incentive plan, the Compensation Committee’s determination of an appropriate annual equity burn rate (the percentage of total shares outstanding that the Company has issued during the year in the form of equity compensation), the NEO’s role and performance, and the market compensation data for the NEO’s external peers. The mix of equity awards is typically comprised of 25% each of stock options and RSUs and 50% of PRSUs.

Stock Options and Restricted Stock Units (RSUs)

Stock options and RSUs are subject to annual vesting over a 4-year period. The stock options have a maximum term of 7 years from the date of grant. No performance-based criteria are associated with stock options and RSUs, as the increase in the value of these stock options, and the value of the RSUs, are inherently tied to the future performance of our Common Stock.

Performance-based Restricted Stock Units (PRSUs)

PRSUs are earned based on the achievement of certain performance metrics, as determined by the Compensation Committee. After the end of the specified performance period, the Compensation Committee will determine the extent the NEOs earned the PRSUs, subject to a maximum total payout of 150% of target award.

For 2020, the Compensation Committee granted PRSUs subject to vesting over a three-year period (from 2020-2022) based on two performance metrics for the PRSUs, as further described below: (i) TSR relative to peers, and (ii) ROE relative to peers. To the extent earned, these awards are subject to additional time-based vesting through January 31, 2023.

TSR Performance Against 2020 Peer Group

(50% of Award)

50% of the PRSU award can become eligible to vest based on the Company’s TSR performance over a three-year period as ranked against the 2020 Peer Group. Consistent with prior years, the committee selected TSR because it correlates directly with the Company’s stock price performance, which is a direct measure of stockholder value. No payout is made if the Company ranks in any of the bottom four positions and a maximum payout is made if the Company ranks in the top four positions. If SVB’s TSR is between the TSR of the 4th and 12th ranked companies, the extent of funding earned will be between 50% to 150% subject to straight-line interpolation based on ROE performance of those ranked companies. The award is also subject to a target (100%) maximum payout if we achieve a negative TSR.

ROE Performance Against 2020 Peer Group

(50% of Award)

50% of the PRSU award can become eligible to vest based on the payout of the Company’s annual ROE performance, averaged over a three-year period, as ranked against the 2020 Peer Group (“Relative ROE”). The committee selected Relative ROE because it aligns with stockholder interests and emphasizes long-term focus. No payout is made if the Company ranks in any of the bottom four positions and a maximum payout is made if the Company ranks in the top four positions. If SVB’s ROE is between the ROE of the 4th and 13th ranked companies, the extent of funding earned is subject to straight-line interpolation based on ROE performance of those ranked companies.

[1]

TSR is calculated on a cumulative basis with dividends reinvested. For purposes of this calculation, the stock price at the beginning of the performance period is the dividend-adjusted average closing stock price for the two months immediately preceding the performance period, and the stock price at the end of the performance period is the dividend-adjusted average closing stock price for the last two months of the performance period.

PRSU Awards for Performance Period Ended in 2020

In 2018, each of the NEOs were granted PRSU awards subject to performance over a 3-year performance period (2018-2020). The 2018 PRSUs were subject to the following performance metrics: (i) 50% of the award was subject to the Company’s TSR performance relative to peers (similar to the 2020 PRSU awards), and (ii) 50% of the award was subject to certain strategic business objectives. The strategic business objectives were focused on improving the Company’s operating leverage through the transformation of key business processes and the implementation of scalable solutions, primarily in three key areas: (i) scalable growth — evaluating our underlying financial fundamentals relative to operating expense growth, which was weighted 50%; (ii) client experience — evaluating continual improvement in overall client satisfaction around our products and services (including net promoter scores), which was weighted 25%; and (iii) employee enablement — evaluating our efforts to enhance processes and tools to make it easier for employees to perform their job responsibilities, which was weighted 25%.

Upon completion of the 3-year performance period, the Compensation Committee (and in the case of the CEO, the Board) determined that 95% (in the case of Mr. Beck) and 115% (in the case of Messrs. Becker, Descheneaux, China and Cox) of the target PRSU awards were earned, based on: (i) the Company’s TSR outperformance relative to peers; and (ii) solid performance towards improving scalability, client satisfaction and employee enablement. The awards were also subject to a time-based vesting requirement and were fully vested as of January 29, 2021. Messrs. Becker, Beck, Descheneaux, China and Cox each earned 9,065, 3,271, 3,960, 2,263 and 1,641 shares, respectively, of our Common Stock upon vesting. (The shares earned by Mr. Beck also includes the additional PRSU award he received in 2018 which was subject to the same three-year vesting terms, but subject solely to performance against the strategic business objectives.)

Executive Benefits and Other Executive Compensation-Related Matters

Executive Benefits

Employee Retirement Benefits

Our NEOs are eligible to participate in our SVB Financial Group 401(k) (“401(k) Plan”) and Employee Stock Ownership Plan (“ESOP”), our combined qualified retirement and profit-sharing plan that is generally available to all of the Company’s U.S. employees. Our NEOs participate in the plan on the same terms as all other eligible employees. Other than our 401(k) Plan, we do not provide any pension, excess retirement or supplemental executive retirement (“SERP”) to our NEOs.

Under our 401(k) Plan, our U.S. employees, including our NEOs, may make voluntary pre-tax and/or traditional/Roth post-tax deferrals up to the maximum provided for by IRS regulations and our Plan. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of eligible compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The plan also includes a profit-sharing component. Under the ESOP, we may make discretionary annual contributions for U.S. employees, as determined by the Compensation Committee. ESOP contributions may be in the form of cash, Common Stock or a combination of both, and are subject to certain vesting conditions. Contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance.

Similar to prior years, for 2020, the Compensation Committee established performance criteria based on the Company’s adjusted ROE against budget (same as the calculation of 2/3 of the total ICP pool) to fund the ESOP contribution, and set the funding level to 1.25% of eligible compensation based on target ROE performance. Despite a higher allowable maximum under the ESOP, the Compensation Committee has committed to a funding maximum of 5%. Based on the Company’s 2020 ROE performance, the Compensation Committee approved a contribution of 1.19% of eligible compensation in cash (50%) and Common Stock (50%) for all eligible participants.

Prior to his relocation to the U.S. in 2019, Mr. Cox was eligible to participate in our U.K. Group Personal Pension Scheme (“Pension Scheme”) that is generally available to all of the Company’s U.K. employees. Under our Pension Scheme, because Mr. Cox was enrolled in U.K. statutory pension protection, the Company provided him with cash payments in lieu of employer matching contributions in 2019. No such amounts were paid in 2020.

Deferred Compensation

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to defer a portion of their income, beyond what is allowed to be deferred in the Company’s qualified retirement plan. Specifically, under our DCP, each individual may defer 5% to 50% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP. See “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

We establish and maintain a bookkeeping account for each participant that reflects compensation deferrals made by the executive along with any associated earnings, expenses, gains and losses. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) participant deferrals; and (c) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A. Among the NEOs, Mr. Becker is the only participant in the plan.

Health and Welfare Benefits/Time Away From Work

Our NEOs are eligible to participate in our standard health and welfare benefits program, which provides medical, dental, life, accident and disability coverage to all of our eligible employees on U.S. payroll. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees. Additionally, under our “time away from work” policy, U.S. exempt employees, including our NEOs, do not accrue vacation benefits. Rather, such employees are expected to manage their time away from work, subject to the demands and needs of their jobs. Non-exempt U.S. employees and other non-U.S. employees continue to accrue vacation benefits formulaically.

During 2020, executives were eligible to participate in the same COVID-19-related benefits and support that were broadly available to other employees, except that executives received a $500 stipend for utilities on a one-time basis while the broader employee based received the stipend on a quarterly basis. Mr. Becker did not receive any stipend.

Executive Termination Benefits

See “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

Perquisites

We do not have any executive perquisite programs. Other than our executive Change in Control Plan, we do not have any special executive programs that offer benefits exclusively to our executives. Our executives receive the same retirement, health, welfare and other benefits that are generally available to our employees. Executives may also participate in certain programs that are available to members of senior management, such as our Deferred Compensation Plan. From time to time and on a limited basis, we may provide individual benefits deemed to be perquisites, which we generally believe serve, or are related to, a reasonable business-related or employment purpose. Additionally, we provided certain benefits to Mr. Cox that are deemed to be perquisites, such as car allowance benefits (in 2019) and imputed income for spousal attendance at business events. See “Compensation for Named Executive Officers - Summary Compensation Table.”

Executive Relocation

In connection with his promotion to Chief Operations Officer and the relocation of him and his family from London, England to California in 2019 and then to Arizona in 2020, Philip Cox (our former Head of EMEA and President of the UK Branch) received certain benefits, including temporary housing and relocation benefits (such as immigration fees, travel costs for him and his family, car rental, shipment of goods, etc.), reimbursement for loss on sale of vehicle upon relocation, and tax preparation services costs. Many of these benefits were similar to the relocation benefits the Company typically provides to other similarly-situated employees relocating internationally or are customary based on U.K. practices. Moreover, Mr. Cox’s relocation benefits are subject to repayment under certain employment termination events.

Employment Agreements

Except for our at-will offer letters or as required by law, we do not have any individual employment agreements for our executives. None of our NEOs have an employment agreement.

Compensation Recovery Policy

Our executive officers are subject to our Recoupment Policy (or clawback policy). Under the policy, subject to the determination of the Board or (in the case of any non-CEO executive officer) the Compensation Committee, the Company may recover or adjust any cash or equity-based compensation paid or payable to any such officer, including our NEOs, in the event of a material financial restatement or a material miscalculation of a financial metric used to determine the payment of a bonus or incentive award to such officer, to the extent permitted by applicable law. In October 2020, the Compensation Committee amended the policy by including, as an additional recoupment trigger, certain misconduct events and expanding the applicability of the policy to certain senior level employees (in addition to the Company’s executive officers). The amended policy became effective in January 2021.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), compensation paid to our covered executive officers (including our CEO) will not be deductible to the extent it exceeds $1,000,000. In 2020, the Compensation Committee considered the potential future effects of Section 162(m) when determining NEO compensation and the Compensation Committee is expected to consider the potential future effects of Section 162(m) when determining future NEO compensation.

Stock Option and Other Equity Practices

Grant Practices for Executive Officers

The Compensation Committee approved all equity grants in 2020 made to executive officers of the Company, except that the independent members of the Board approved equity grants made to the Chief Executive Officer based on the Compensation Committee’s recommendation. Similar to prior years, 2020 annual equity compensation grants to executives were made effective during the second quarter of the year. Actual equity grants are determined based on the equity compensation dollar value awarded to executives, divided by either (i) the 30-day average (from date of grant) stock price (in the case of PRSUs and RSUs); or (ii) the 30-day average (from date of grant) stock price, multiplied by the ratio of the weighted average grant date fair value of stock options to the weighted average grant date fair value of RSUs, as reported in our most recent Annual Report on Form 10-K (in the case of stock options). The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and time-based grants typically have an annual vesting period of 4 years, subject to continued employment or service. All 2020 annual grants to our NEOs were made in accordance with this practice.

For newly-hired executive officers, the Compensation Committee approves an equity grant amount prior to, or shortly after, the executive’s start of employment, and the effective grant date is typically set during an open trading window after they commence employment.

Grant Practices for Other Employees

The Board has delegated authority to the Equity Awards Committee to make equity grants to non-executive employees under our 2006 Equity Incentive Plan. The Equity Awards Committee is a committee of two, comprised of our Chief Executive Officer and the Chair of our Board, and may not make equity grants to executives or certain other designated positions. The Equity Awards Committee may make grants only within established individual employee and aggregate share limits as determined by the Board. Any grant that does not meet the requirements established for the Equity Awards Committee must be made by the Board, the Compensation Committee or other authorized committee.

The Compensation Committee typically approves annual grants to all eligible employees, as well as any other grants that the Equity Awards Committee is not authorized to approve.

Policy Prohibitions Against Hedging and Pledging

Under our Insider Trading Policy, our directors, executive officers (including our NEOs) and employees are not permitted to hedge, sell puts or short, or otherwise engage in any transaction designed to establish downside price protection in any of the Company’s publicly-traded securities at any time. Additionally, our policy restricts directors and executive and Section 16 officers from holding in a margin account, or pledging or using as collateral to secure personal loans or other obligations, the Company’s publicly-traded securities at any time.

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for the Company’s executive officers, including the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management. The Compensation Committee is responsible for setting and periodically reviewing the guidelines. Guidelines for each executive position are determined based on factors including the executive role, scope of responsibilities, base salary levels, Company stock price performance and market data. The current equity ownership guidelines applicable to executive officers are based on the value of the Company’s common stock as a percentage of annual base salary, as set forth in the table on the right.

No changes to the guidelines were made in 2020.

All executive officers have 5 years from the date on which they become an executive officer to attain the minimum level of ownership. The Governance Committee monitors compliance with these guidelines and reviews executive equity holdings on a quarterly basis. In evaluating whether executives are

Chief Executive Officer	600%
President of Silicon Valley Bank	400%
Chief Credit Officer Chief Financial Officer Chief Operations Officer Chief Risk Officer President, SVB Capital	300%
Chief Human Resources Officer Chief Marketing Officer General Counsel	200%

meeting the ownership guidelines, the Governance Committee considers the following as shares owned:

•	shares beneficially owned,
•	shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and
•	earned but unvested awards of restricted stock awards and restricted stock units (subject to either time-based or performance-based vesting).

Neither vested nor unvested stock options count towards the ownership guidelines. Exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2020, all of our NEOs were in compliance with the applicable ownership guidelines or otherwise expected to achieve the requisite ownership levels within the designated 5-year time-frame.

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs for the years ended December 31, 2020, 2019 and 2018, respectively:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3) (4)	Stock Option Awards ($) (3) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)

Greg Becker President & Chief Executive Officer	2020	1,007,692	–	3,573,032	1,245,305	1,690,000	19,172	7,535,201
	2019	995,385	–	6,349,966	1,991,088	1,320,000	21,106	10,677,545

	2018	953,654	2,500	3,750,539	1,312,805	1,745,000	22,858	7,787,356

Dan Beck Chief Financial Officer	2020	604,616	–	992,397	345,882	830,000	4,176	2,777,071
	2019	593,846	–	1,692,513	530,965	575,000	14,157	3,406,481

	2018	547,789	10,000	1,338,065	245,753	700,000	23,729	2,865,336

Michael Descheneaux President of Silicon Valley Bank	2020	755,769	–	1,588,055	553,476	1,100,000	18,828	4,016,128
	2019	748,654	–	3,002,198	941,137	900,000	21,959	5,613,948

	2018	723,462	–	1,638,638	573,635	1,100,000	19,111	4,054,846

Philip Cox (7) Chief Operations Officer	2020	604,616	–	992,397	345,882	800,000	296,423	3,039,318
	2019	610,170	–	2,312,060	723,763	575,000	439,562	4,660,555

John China President of SVB Capital	2020	625,673	–	992,397	345,882	830,000	24,312	2,818,264
	2019	595,539	–	2,312,060	723,763	650,000	19,340	4,300,702

	2018	556,096	–	936,365	327,776	750,000	22,430	2,592,667

(1)	For Mr. Cox, the 2019 amount includes the value of accrued but unused U.K. Holiday Pay, which was paid to him upon his relocation to the U.S.
(2)	For Mr. Becker, the 2018 amount reflects the value of our standard cash gift card for employees reaching 25 years of service. For Mr. Beck, the 2018 amount reflects a cash bonus.
(3)

Values indicated for equity awards reflect the fair value of grants made during the fiscal year. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-based Compensation” in our audited financial statements included in our Annual Report on Form 10-K for the applicable year. The amounts disclosed under the “Stock Awards” column also include the fair value of grants of certain performance-based restricted stock unit awards reported based on achievement at target level. The aggregate maximum fair value of such awards, assuming the highest level of achievement of the performance conditions, is 150% of the target level. For details of 2020 grants, see “Grants of Plan-Based Awards”.

(4)	2019 Stock Awards and Stock Option Awards include special one-time executive equity awards, subject to performance and cliff vesting.
(5)	Non-Equity Incentive Plan Compensation is comprised of ICP payments for each NEO.
(6)

The following table provides the amounts of other compensation, including perquisites, paid to, or on behalf of, our NEOs during 2020 included in the “All Other Compensation” column. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company.

	Greg Becker	Dan Beck	Michael Descheneaux	Philip Cox	John China

401(k) Match	$14,635	–	$14,538	$14,481	$14,524

ESOP	3,392	3,392	3,392	3,392	3,392

Taxes Either Reimbursed or Paid on Behalf of NEO (a)	1,145	284	398	145,962	5,896

International Relocation Benefits (b)	–	–	–	131,808	–

Other Employment-Related Benefits (c)	–	–	–	280	–

Utility Stipend (d)	–	500	500	500	500

Total	$19,172	$4,176	$18,828	$296,423	$24,312

(a)

Amounts represent imputed income tax reimbursements and, for Mr. Cox, (i) estimated imputed income tax and estimated income taxes paid on behalf of Mr. Cox that were incurred due to international business travel and relocation and (ii) estimated imputed income taxes to be paid on behalf of Mr. Cox that relate to 2020 relocation benefits and services incurred, but not yet paid.

(b)

Amount represents relocation benefits associated with Mr. Cox’s relocation from the U.K. to the U.S and relocation within the U.S., which consisted of (i) temporary housing costs of $73,339, (ii) allowance for relocation expenses of $31,500 and (iii) immigration services, estimated cost of tax preparation services, and reimbursement for loss on sale of vehicles.

(c)	Amount represents imputed income for spousal attendance at business events and the cost of executive travel booking services.
(d)	Amount represents utility stipend to help defray the cost of working from home.

(7)

For reporting purposes in this Proxy Statement and where applicable, any compensation for Mr. Cox paid or otherwise denominated in British pounds was converted to U.S. dollars based on the exchange rate on the date paid or incurred or, for items not yet paid or incurred, the exchange rate on December 31, 2020.

Grants of Plan-Based Awards

The following table sets forth all plan-based awards, including equity awards and non-equity incentive awards, made to our NEOs during the year ended December 31, 2020.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards $	Grant Date Fair Value of Stock and Option Awards (4) $
Name	Grant Date	Compensation Committee or Board Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Greg Becker	January 23, 2020	January 23, 2020	–	1,300,000	–	–	–	–	–	–	–	–

	May 1, 2020	April 23, 2020	–	–	–	6,502	13,005	19,507	–	–	–	2,371,072

	May 1, 2020	April 23, 2020	–	–	–	–	–	–	6,502	–	–	1,201,960

	May 1, 2020	April 23, 2020	–	–	–	–	–	–	–	18,974	184.86	1,245,305

Dan Beck	January 22, 2020	January 22, 2020	–	600,000	–	–	–	–	–	–	–	–

	May 1, 2020	April 22, 2020	–	–	–	1,806	3,612	5,418	–	–	–	658,540

	May 1, 2020	April 22, 2020	–	–	–	–	–	–	1,806	–	–	333,857

	May 1, 2020	April 22, 2020	–	–	–	–	–	–	–	5,270	184.86	345,882

Michael Descheneaux	January 22, 2020	January 22, 2020	–	825,000	–	–	–	–	–	–	–	–

	May 1, 2020	April 22, 2020	–	–	–	2,890	5,780	8,670	–	–	–	1,053,810

	May 1, 2020	April 22, 2020	–	–	–	–	–	–	2,890	–	–	534,245

	May 1, 2020	April 22, 2020	–	–	–	–	–	–	–	8,433	184.86	553,476

Philip Cox	January 22, 2020	January 22, 2020	–	600,000	–	–	–	–	–	–	–	–

	May 1, 2020	April 22, 2020	–	–	–	1,806	3,612	5,418	–	–	–	658,540

	May 1, 2020	April 22, 2020	–	–	–	–	–	–	1,806	–	–	333,857

	May 1, 2020	April 22, 2020	–	–	–	–	–	–	–	5,270	184.86	345,882

John China	January 22, 2020	January 22, 2020	–	625,000	–	–	–	–	–	–	–	–

	May 1, 2020	April 22, 2020	–	–	–	1,806	3,612	5,418	–	–	–	658,540

	May 1, 2020	April 22, 2020	–	–	–	–	–	–	1,806	–	–	333,857

	May 1, 2020	April 22, 2020	–	–	–	–	–	–	–	5,270	184.86	345,882

(1)	The ICP amounts represent target levels. There are no individual thresholds or maximum amounts.
(2)

For the performance-based restricted stock unit grants to the NEOs made in 2020, the performance achievement will be determined as of December 31, 2022 for the 2020-2022 performance period based upon the performance criteria presented under “Compensation Discussion and Analysis—Equity Incentives” above.

(3)	The stock awards reported reflect restricted stock unit awards granted to each NEO.
(4)

The fair values reported above are also reported in the “Summary Compensation Table” under the “Stock Awards” and “Stock Option Awards” columns. Amounts shown represent the grant date fair values of stock options and stock awards granted in the fiscal year indicated, which were computed in accordance with ASC Topic 718. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-based Compensation” of our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

Option Exercises and Stock Vested

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted stock) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2020, and the value realized upon such vesting or exercise.

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)

Greg Becker	17,343	2,267,257	18,337	4,217,133

Dan Beck	2,205	155,805	1,599	351,217

Michael Descheneaux	4,706	726,780	7,639	1,756,928

Philip Cox	–	–	3,224	740,832

John China	16,901	2,498,189	4,553	1,048,543

Outstanding Equity Awards at Fiscal Year End

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2020. The exercise price for each of the stock option grants reported below is equal to the closing market price on the applicable grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the table below. Outstanding stock awards are valued based upon the closing market price of our stock as of December 31, 2020, which was $387.83 per share.

	OPTION AWARDS						STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Greg Becker	12,000	–		–	107.98	April 29, 2021	–	–	1,236	(1)	479,358

	16,237	–		–	129.81	May 1, 2022	–	–	1,970	(2)	764,025

	24,951	–		–	105.18	May 2, 2023	–	–	3,279	(3)	1,271,695

	11,940	3,980	(1)	–	178.39	May 2, 2024	–	–	4,115	(4)	1,595,920

	6,178	6,178	(2)	–	305.46	May 1, 2025	–	–	6,502	(5)	2,521,671

	3,043	9,126	(3)	–	250.43	May 1, 2026	–	–	11,824	(6)	4,585,702

	–	11,453	(4)	–	250.43	May 1, 2026	–	–	13,116	(7)	5,086,778

	–	18,974	(5)	–	184.86	May 1, 2027	–	–	12,345	(7)	4,787,761

									19,507	(8)	7,565,400

Dan Beck	–	734	(9)	–	169.49	June 5, 2024	–	–	684	(9)	265,276

	1,157	1,156	(2)	–	305.46	May 1, 2025	–	–	421	(9)	163,276

	859	2,577	(3)	–	250.43	May 1, 2026	–	–	368	(2)	142,721

	–	2,863	(4)	–	250.43	May 1, 2026	–	–	925	(3)	358,743

	–	5,270	(5)	–	184.86	May 1, 2027	–	–	1,028	(4)	398,689

									1,806	(5)	700,421

									5,166	(6)	2,003,530

									3,703	(7)	1,436,134

									3,085	(7)	1,196,456

									5,418	(8)	2,101,263

	OPTION AWARDS						STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Michael Descheneaux	3,158	–		–	105.18	May 2, 2023	–	–	515	(1)	199,732

	4,975	1,658	(1)	–	178.39	May 2, 2024	–	–	860	(2)	333,534

	2,700	2,699	(2)	–	305.46	May 1, 2025	–	–	1,465	(3)	568,171

	1,360	4,080	(3)	–	250.43	May 1, 2026	–	–	2,057	(4)	797,766

	–	5,726	(4)	–	250.43	May 1, 2026	–	–	2,890	(5)	1,120,829

	–	8,433	(5)	–	184.86	May 1, 2027	–	–	5,166	(6)	2,003,530

									5,863	(7)	2,273,847

									6,172	(7)	2,393,687

									8,670	(8)	3,362,486

Philip Cox	905	–		–	105.18	May 2, 2023	–	–	216	(1)	83,771

	82	27	(1)	–	178.39	May 2, 2024	–	–	356	(2)	138,067

	2,008	669	(1)	–	178.39	May 2, 2024	–	–	771	(3)	299,017

	1,118	1,118	(2)	–	305.46	May 1, 2025	–	–	2,057	(4)	797,766

	716	2,147	(3)	–	250.43	May 1, 2026	–	–	1,806	(5)	700,421

	–	5,726	(4)	–	250.43	May 1, 2026	–	–	2,140	(6)	829,956

	–	5,270	(5)	–	184.86	May 1, 2027	–	–	3,085	(7)	1,196,456

									6,172	(7)	2,393,687

									5,418	(8)	2,101,263

John China	1,509	–		–	105.18	May 2, 2023	–	–	309	(1)	119,839

	1,995	995	(1)	–	178.39	May 2, 2024	–	–	492	(2)	190,812

	1,543	1,542	(2)	–	305.46	May 1, 2025	–	–	771	(3)	299,017

	716	2,147	(3)	–	250.43	May 1, 2026	–	–	2,057	(4)	797,766

	–	5,726	(4)	–	250.43	May 1, 2026	–	–	1,806	(5)	700,421

	–	5,270	(5)	–	184.86	May 1, 2027	–	–	2,952	(6)	1,144,874

									3,085	(7)	1,196,456

									6,172	(7)	2,393,687

									5,418	(8)	2,101,263

(1)	Options and awards scheduled to vest on May 2, 2021.
(2)	Options and awards scheduled to vest with respect to one-half of the underlying shares on each of May 1, 2021 and 2022, respectively.
(3)	Options and awards scheduled to vest with respect to one-third of the underlying shares on each of May 1, 2021, 2022 and 2023, respectively.
(4)	Options and awards scheduled to vest on May 1, 2022.
(5)	Options and awards scheduled to vest with respect to one-fourth of the underlying shares on each of May 1, 2021, 2022, 2023 and 2024, respectively.
(6)

Performance-based restricted stock units scheduled to vest on January 29, 2021, reported assuming maximum award at 150% of target. Following the fiscal year-end, the actual shares earned pursuant to these awards were determined to be 95% of target for Mr. Beck and 115% of target for Messrs. Becker, Descheneaux, Cox and China.

(7)	Performance-based restricted stock units scheduled to vest on January 31, 2022, reported assuming maximum award at 150% of target.
(8)	Performance-based restricted stock units scheduled to vest on January 31, 2023, reported assuming maximum award at 150% of target.
(9)	Options and awards scheduled to vest on June 5, 2021.

Pension Benefits

We do not maintain any defined benefit pension plans in which any of our executive officers participate.

Non-Qualified Deferred Compensation

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under our Deferred Compensation Plan. There were no above-market or preferential earnings on any compensation that was deferred. We do not maintain any other non-qualified deferred compensation program for our NEOs.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last December 31, 2020 ($)

Greg Becker (1)	–	–	153,347	52,207	1,129,148

Dan Beck	–	–	–	–	–

Michael Descheneaux	–	–	–	–	–

Philip Cox	–	–	–	–	–

John China	–	–	–	–	–

(1)

The amounts in the above table attributable to Mr. Becker’s 2018 and 2019 Deferred Compensation contributions are also reflected in the Summary Compensation Table above. Mr. Becker also elected to participate in the Deferred Compensation Plan in 2005.

Other Post-Employment Payments

There are certain circumstances in which our NEOs may be entitled to post-employment payments, which are discussed in further detail below:

Change in Control Severance Plan

Our Change in Control Severance Plan (the “Change in Control Plan”), as adopted in 2006 and amended from time to time, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated or they resign from such employment for “good reason” following a change in control of the Company. Generally under the plan, “good reason” is defined as the occurrence of any of the following events without the covered employee’s written consent: (i) a material, involuntary reduction in responsibilities, authorities or functions, except in connection with a termination of employment for death, disability, retirement, fraud, misappropriation, embezzlement and other exclusions; (ii) a material reduction in base salary; (iii) a reduction in total compensation to less than 85% of the amount provided for the last full calendar year; or (iv) a relocation of more than 50 miles. We adopted this plan in order to ensure that our executives remain incentivized to consider and, if it is determined by the Board or stockholders (as appropriate) to be in our best interests, to act diligently to promote a change in the control of the Company. The plan does not provide for any 280G excise tax gross-up provisions; however, in the event the severance benefit received by an executive would be subject to an excise tax under Section 4999 of the Code, the executive will receive either the full amount of the severance benefit or a reduced amount such that no portion of the severance benefit is subject to the excise tax, whichever results in the greater after-tax benefit to the executive.

We did not make any amendments or changes to the plan in 2020.

The plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the Chief Executive Officer, 200% of base salary and target ICP incentive for certain executive officers, including the Chief Financial Officer and the Bank’s President, and 100% of base salary and target ICP incentive for other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, and certain outplacement services.

The circumstances that constitute a “change in control” are set forth in the Change in Control Plan. Generally, a change in control includes a merger or consolidation, other than a merger or consolidation in which the owners of our voting securities own 50% or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of our assets; an acquisition by any person, directly or indirectly, of 50% or more of our voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of our voting securities and, within 12 months of the occurrence of such event, a change in the composition of the Board occurs as a result of which 60% or fewer of the directors are incumbent directors.

Our Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the plan. Generally, unless we provide otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with us or our affiliates, or any of our customers or our affiliates for a period of (i) 18 months, in the case of the chief executive officer (ii) 12 months, in the case of the Chief Financial Officer and the Bank’s President and (iii) six months, in the case of most other covered executives. In addition, unless we provide otherwise in writing, the executive may not directly or indirectly solicit, recruit, otherwise hire or attempt to hire any of our employees or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in our favor covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with us and our affiliates.

Any benefits payable to an executive under this plan are reduced by any severance benefits we may pay to that executive under any other policy, plan, program or arrangement, including our Group Severance Benefit Policy.

Severance Benefit Policy

Our Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring or such other circumstances, as we deem appropriate for the payment of severance benefits. The policy is intended to promote our ability to modify our workforce and structure, while providing a reasonable level of certainty and job security to our employees. The policy covers all regular full-time and part-time U.S. employees, including the NEOs.

The Severance Benefit Policy provides for a cash severance payment based on job-level. For NEOs, this benefit is equal to six weeks’ pay per year of service including a pro-rata amount for each partial year worked, with a minimum benefit of six months’ pay and a maximum benefit of one year’s pay. In addition, under the policy, we continue to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pay designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Plan discussed above.

2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan, in which the NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plan. In addition, the equity awards described herein granted under the plan are subject to certain vesting upon the termination of a participant’s employment due to death or disability as follows: (i) full vesting of any outstanding stock option awards, restricted stock unit awards subject to time-based vesting, restricted stock awards and stock appreciation rights awards; and (ii) pro-rated vesting for any outstanding restricted stock unit awards subject to performance conditions based on the level of achievement of the applicable performance conditions as of the date of termination. Beginning May 2021, executive awards granted under the plan will be eligible for continued vesting upon retirement and any outstanding restricted stock unit awards subject to performance conditions will vest (a) in the case of termination due to death, on a target level of achievement of the applicable performance conditions or (b) in the case of termination due to disability, based on the actual level of achievement of the applicable performance conditions as of the date of termination (for individual performance conditions) or as of the end of the applicable performance period (for Company performance conditions).

Payments upon Termination of Employment

The following tables summarize the payments that would be payable to our NEOs, as of December 31, 2020, in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination for good reason or after a change in control, death and disability.

	GREG BECKER, PRESIDENT & CHIEF EXECUTIVE OFFICER

Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change-in- Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	–	1,000,000	6,900,000		–		–

Market value of unvested stock options which would vest (3)	–	–	–	8,021,160		8,021,160		8,021,160

Market value of unvested restricted stock which would vest (3)	–	–	–	21,775,104	(4)	16,222,541	(5)	16,222,541	(5)

Company-paid health benefits	–	–	15,837	21,416		–		–

Accelerated retirement plan vesting	–	–	–	–		–		–

Company-paid outplacement benefits	–	–	20,000	20,000		–		–

TOTAL	$–	$–	$1,035,837	$36,737,680		$24,243,701		$24,243,701

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of unvested equity that would vest is calculated assuming a market value of $387.83 per share (the closing stock price as of December 31, 2020).
(4)

The amount reported is comprised of (i) the market value of unvested restricted stock of $6,632,669 and (ii) the market value of performance-based restricted stock unit awards of $15,142,435 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2020 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $6,632,669 and (ii) the market value of performance-based restricted stock unit awards of $9,589,872 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2020 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	DAN BECK, CHIEF FINANCIAL OFFICER

Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change-in- Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	–	300,000	2,400,000		–		–

Market value of unvested stock options which would vest (3)	–	–	–	2,072,589		2,072,589		2,072,589

Market value of unvested restricted stock which would vest (3)	–	–	–	6,453,879	(4)	4,935,525	(5)	4,935,525	(5)

Company-paid health benefits	–	–	12,281	31,786		–		–

Accelerated retirement plan vesting (6)	–	–	–	7,355	(6)	7,355	(6)	7,355	(6)

Company-paid outplacement benefits	–	–	7,500	7,500		–		–

TOTAL	$–	$–	$319,781	$10,973,109		$7,015,469		$7,015,469

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of unvested equity that would vest is calculated assuming a market value of $387.83 per share (the closing stock price as of December 31, 2020).
(4)

The amount reported is comprised of (i) the market value of unvested restricted stock of $2,029,127 and (ii) the market value of performance-based restricted stock unit awards of $4,424,752 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2020 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $2,029,127 and (ii) the market value of performance-based restricted stock unit awards of $2,906,398 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2020 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

Mr. Beck was 60% vested in his ESOP retirement account as of December 31, 2020. Amounts reported reflect the unvested portion, which would vest in the event of an involuntary termination or resignation for “good reason” following a change-in-control, death or disability.

	MICHAEL DESCHENEAUX, PRESIDENT OF SILICON VALLEY BANK

Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change-in- Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	–	750,000	3,150,000		–		–

Market value of unvested stock options which would vest (3)	–	–	–	3,628,559		3,628,559		3,628,559

Market value of unvested restricted stock which would vest (3)	–	–	–	9,909,444	(4)	7,379,629	(5)	7,379,629	(5)

Company-paid health benefits	–	–	24,563	31,786		–		–

Accelerated retirement plan vesting	–	–	–	–		–		–

Company-paid outplacement benefits	–	–	7,500	7,500		–		–

TOTAL	$–	$–	$782,063	$16,727,289		$11,008,188		$11,008,188

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of unvested equity that would vest is calculated assuming a market value of $387.83 per share (the closing stock price as of December 31, 2020).
(4)

The amount reported is comprised of (i) the market value of unvested restricted stock of $3,020,032 and (ii) the market value of performance-based restricted stock unit awards of $6,889,412 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2020 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $3,020,032 and (ii) the market value of performance-based restricted stock unit awards of $4,359,597 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2020 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	PHILIP COX, CHIEF OPERATIONS OFFICER

Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change-in- Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	–	600,000	1,200,000		–		–

Market value of unvested stock options which would vest (3)	–	–	–	2,389,262		2,389,262		2,389,262

Market value of unvested restricted stock which would vest (3)	–	–	–	6,450,001	(4)	4,719,115	(5)	4,719,115	(5)

Company-paid health benefits	–	–	25,169	34,070		–		–

Accelerated retirement plan vesting	–	–	–	–		–		–

Company-paid outplacement benefits	–	–	7,500	7,500		–		–

TOTAL	$–	$–	$632,669	$10,080,833		$7,108,377		$7,108,377

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of unvested equity that would vest is calculated assuming a market value of $387.83 per share (the closing stock price as of December 31, 2020).
(4)

The amount reported is comprised of (i) the market value of unvested restricted stock of $2,019,043 and (ii) the market value of performance-based restricted stock unit awards of $4,430,958 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2020 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $2,019,043 and (ii) the market value of performance-based restricted stock unit awards of $2,700,072 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2020 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	JOHN CHINA, PRESIDENT OF SVB CAPITAL

Compensation and Benefits	Voluntary Resignation (including Retirement) ($)	Involuntary Termination for Cause ($)	Involuntary Termination (Not for Cause) ($)(1)	Involuntary or for Good Reason After Change-in- Control ($)(2)		Death ($)		Disability ($)

Cash severance pay	–	–	625,000	1,250,000		–		–

Market value of unvested stock options which would vest (3)	–	–	–	2,486,809		2,486,809		2,486,809

Market value of unvested restricted stock which would vest (3)	–	–	–	6,780,044	(4)	5,049,159	(5)	5,049,159	(5)

Company-paid health benefits	–	–	24,563	31,786		–		–

Accelerated retirement plan vesting	–	–	–	–		–		–

Company-paid outplacement benefits	–	–	7,500	7,500		–		–

TOTAL	$–	$–	$657,063	$10,556,139		$7,535,968		$7,535,968

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of unvested equity that would vest is calculated assuming a market value of $387.83 per share (the closing stock price as of December 31, 2020).
(4)

The amount reported is comprised of (i) the market value of unvested restricted stock of $2,107,856 and (ii) the market value of performance-based restricted stock unit awards of $4,672,188 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2020 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $2,107,856 and (ii) the market value of performance-based restricted stock unit awards of $2,941,303 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2020 are deemed to be achieved at target level for purposes of this calculation). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

CEO PAY RATIO

Ratio Based on 2020 Compensation

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Greg Becker, our President and Chief Executive Officer. For 2020, our last completed fiscal year: (i) the median of the annual total compensation of all employees of the company (other than the CEO) was $135,768; and (ii) the annual total compensation of our CEO, as reported in the “Summary Compensation Table” was $7,535,201. Based on this information, for 2020, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 55.5 to 1. Please note that the provided pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used is described below.

We selected October 31, 2020 (which is a date within the last 3 months of our last completed fiscal year) as the date upon which we would identify the “median employee”. This date was chosen to allow sufficient time to identify the median employee given the global scope of our operations. As of October 31, 2020, our employee population (excluding the CEO) consisted of 4,392 individuals, including employees in the United States, United Kingdom, Ireland, Germany, Israel, China, Hong Kong, Canada, India, and Denmark. All 4,392 of these employees were included when identifying our “median employee”. No employees were excluded due to data privacy restrictions in our determination of the “median employee,” and all non-U.S. employees were included in the determination of the “median employee.” To identify the “median employee” from our employee population, we utilized payroll and equity plan records for November 1, 2019 through October 31, 2020 (the “compensation measure”). Given that prior year payroll earnings reports would not be available until mid-January and prior-year bonus and profit-sharing amounts would not be available until late-February, we measured compensation for the employees in our sample using the 12-month period ended October 31, 2020. The payroll records included all earnings paid, except most benefit programs, realized equity compensation earnings, deferred compensation payments, and non-taxable per diem payments. Equity plan records included the grant date fair value of all equity grants (with performance-based equity awards assumed to be achieved at target). Mandatory deferrals of incentive compensation were also included at the time of deferral. Additionally, we did not annualize compensation for employees who were not active for the entire period between November 1, 2019 and October 31, 2020. Employees who did not receive compensation during this period were excluded (for example, recent hires who did not receive a paycheck by October 31, 2020). In identifying the “median employee”, we did not make any cost-of-living adjustments. Amounts paid in foreign currency were converted into United States dollars using third party foreign exchange rates as of October 31, 2020. We identified our “median employee” using a standard median formula based on the compensation measure, which was consistently applied to all of our employees included in this calculation.

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $135,768. With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table.

SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of our Common Stock by: (i) each of our directors, (ii) each of the NEOs named in the “Summary Compensation Table” above, and (iii) all directors and executive officers as a group. Unless otherwise noted and subject to applicable community property laws, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
Eric Benhamou (1)	5,171	*

John Clendening (1)(2)	2,451	*

Richard Daniels (3)	726	*

Alison Davis (4)	813	*

Roger Dunbar (5)	20,883	*

Joel Friedman (1)	22,980	*

Jeffrey Maggioncalda (1)	3,975	*

Beverly Kay Matthews (1)	1,090	*

Mary Miller (1)	5,011	*

Kate Mitchell (6)	3,964	*

John Robinson (1)	3,745	*

Garen Staglin (1)	12,680	*

Greg Becker (7)	137,894	*

Dan Beck (8)	5,092	*

Michael Descheneaux (9)	27,747	*

Philip Cox (10)	8,290	*

John China (11)	34,058	*

All directors, director nominees and executive officers as a group (22 persons) (12)	356,471	*

* Represents beneficial ownership of less than 1%.

(1)	Includes 722 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(2)	Does not include 514 shares underlying restricted stock units, receipt of which the director has elected to defer.
(3)	Includes 226 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(4)	Includes 663 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(5)	Includes 1,156 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(6)	Does not include 3,247 shares underlying restricted stock units, receipt of which the director has elected to defer.
(7)	Includes 62,349 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(8)	Includes 1,157 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(9)	Includes 9,035 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(10)	Includes 1,916 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(11)	Includes 5,763 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(12)	Includes 108,308 shares which may be acquired pursuant to the release of restricted stock units or the exercise of stock options within 60 days of the Record Date.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2020 by those we know to own more than 5% of our outstanding Common Stock, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 51,888,463 shares outstanding as of December 31, 2020. We know of no persons other than those entities described below which beneficially own more than 5% of our outstanding Common Stock. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class Owned

The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	5,476,337	10.55%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	4,252,565	8.20%
State Street Corporation (3) 1 Lincoln Street Boston, MA 02111	2,627,368	5.06%

(1)

Information is based on figures set forth in the Schedule 13G/A filed by The Vanguard Group (“Vanguard Group”) on February 10, 2021. According the Schedule 13G/A, of the total shares reported, Vanguard Group, an investment adviser, has sole voting power with respect to 0 shares and sole dispositive power with respect to 5,251,954 shares.

(2)

Information is based on figures set forth in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”), on February 1, 2021. According to the Schedule 13G/A, of the total shares reported, BlackRock, an investment adviser, has sole voting power with respect to 3,751,224 shares and sole dispositive power with respect to 4,252,565 shares.

(3)

Information is based on figures set forth in the Schedule 13G filed by State Street Corporation (“State Street”) on February 11, 2021. According to the Schedule 13G, of the total shares reported, State Street, an investment adviser, has sole voting power with respect to zero shares and sole dispositive power with respect to zero shares.

INDEPENDENT AUDITOR MATTERS
PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP to be our independent registered public accounting firm for our 2021 fiscal year. KPMG LLP has audited our financial statements since November 1994. While neither our Bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the selection of KPMG LLP by a majority of the votes present and entitled to vote on the matter, then the Audit Committee may reconsider its selection.

We expect a representative from KPMG LLP to be present at the Annual Meeting. The representative will be afforded the opportunity to make a statement if they desire to do so and is expected to be available to respond to stockholder questions.

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote at the Annual Meeting.

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2021.

Principal Audit Fees and Services

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2020 and 2019, all of which were approved by the Audit Committee in conformity with its pre-approval process:

Fees	2020	2019

Audit fees	$9,180,471	$10,570,510
Audit-related fees (1)	834,300	838,653
Tax fees (2)	541,589	704,282

TOTAL	$10,556,360	$12,113,445

(1)

Consists principally of fees billed or expected to be billed as incurred on a time and material basis related to internal controls attestation for selected information systems and business units (SSAE 16 audits), buy-side due diligence, and other audit-related projects.

(2)	Represents fees for services provided in connection with the Company’s tax compliance and consulting.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services, as required by law. To the extent permitted by applicable law, the charter also permits the Committee the authority to adopt pre-approval policies and procedures and/or delegate authority to grant approvals to one or more of its members. During fiscal years 2020 and 2019, all audit and non-audit related services performed by our independent auditor were approved or pre-approved by the Audit Committee. Additionally, the Audit Committee reviewed all non-audit related services provided by our independent auditor, KPMG LLP. The Audit Committee concluded that the performance of these services did not compromise KPMG LLP’s independence in the conduct of its auditing function. KPMG LLP also confirmed their independence to the Audit Committee.

MEETING AND OTHER INFORMATION

INFORMATION ABOUT VOTING AND PROXY SOLICITATION

Voting

Holders of our Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card or “Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting,” as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for each proposal enumerated in this Proxy Statement and as the Proxy Holders may determine within their discretion for any other matters that properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares voted are treated as being present at the Annual Meeting for purposes of establishing a quorum and are treated as shares present at the Annual Meeting with respect to such matter.

Adoption of the proposals requires the affirmative vote of the holders of a majority of the Common Stock represented and entitled to vote on the matter. This means that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved. Abstentions will be deemed present for purposes of determining a quorum for the transaction of business and abstentions will have the same effect as a vote against the proposal, except for the election of directors.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors, and the advisory vote on Say on Pay. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our 2021 fiscal year. Broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business but will not be counted for purposes of determining the number of the votes represented and entitled to vote with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority.

Voting Required

The vote required for each proposal and the effect of uninstructed shares and abstentions on each proposal is as follows:

Proposal	Vote Required	Broker Non-Votes Allowed	Abstentions	You May Vote

Proposal No. 1 - Election of Directors	Majority of Votes Cast	No	No Effect	FOR or AGAINST

Proposal No. 2 - Advisory Vote on Say on Pay	Majority of Votes Present and Entitled to Vote	No	Vote Against	FOR, AGAINST or ABSTAIN

Proposal No. 3 - Ratification of Auditors	Majority of Votes Present and Entitled to Vote	Yes	Vote Against	FOR, AGAINST or ABSTAIN

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Annual Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to our Corporate Secretary. A Proxy is also automatically revoked if the stockholder is present at the Annual Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, our Board. We will bear the entire cost of preparing, assembling, printing, mailing and otherwise making available Proxy materials furnished by the Board to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of our Common Stock, as requested. In addition to the solicitation of Proxies by mail, some of our officers, directors and employees may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which we will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•	“FOR” each of our nominees to the Board of Directors,

•	“FOR” approval, on an advisory basis, of our executive compensation (“Say on Pay”),

•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021, and

•	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

Delivery of Proxy Materials

In accordance with the rules adopted by the SEC, commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the Internet instead of mailing a printed copy of the materials to every stockholder. We believe this helps to promote more cost-effective and efficient delivery of our Proxy materials to stockholders while reducing our environmental impact. As a result, you will not receive printed copies of the Proxy materials unless you request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record (other than stockholders who previously requested electronic or paper delivery of proxy materials) on or about March 4, 2021. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote proxies over the Internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. You may also access the Proxy materials on the website referred to in the Notice or request to receive a printed set of the Proxy materials.

If you will receive printed copies of the Proxy materials, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

How to Obtain a Separate Set of Proxy Materials

You may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. If you sign up to receive Proxy materials electronically, you will receive an email with links to the materials. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy-voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

If you share an address with another stockholder, you may receive only one set of Proxy materials (including our Annual Report on Form 10-K for the year ended December 31, 2020, Proxy Statement or Notice Regarding the Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Corporate Secretary

Telephone: (408) 654-7400

Email: CorporateSecretary@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals

You may submit proposals, including director nominations, for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year pursuant to Exchange Act Rule 14a-8, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 4, 2021. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Email: CorporateSecretary@svb.com

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our Bylaws and give timely notice to our Corporate Secretary in accordance with our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on December 23, 2021, and

•	Not later than the close of business on January 22, 2022.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting, and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above.

Our Bylaws permit a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding stock continuously for at least three years, to nominate and include in the Company’s annual proxy materials director nominees constituting the greater of two nominees and twenty percent of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. Notice of director nominees submitted pursuant to these proxy access Bylaw provisions must be delivered, or if sent by mail, received by our Corporate Secretary at our principal executive offices no earlier than December 23, 2021 and no later than January 22, 2022. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline is the later of 180 days prior to next year’s annual meeting date or 10 days following the date the next year’s meeting date is first publicly announced or disclosed. The notice of director nominees must include all of the information required by our Bylaws.

In addition, our Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting but not for inclusion in our proxy statement. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee, and the stockholder and nominee must provide information and satisfy other requirements as specified in our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

COMPANY DOCUMENTS AND OTHER MATTERS

2020 Annual Report and Bylaws

Stockholders who wish to obtain, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, should address a written request to Attention: Corporate Secretary, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (email: CorporateSecretary@svb.com). The report is also available electronically at www.svb.com/proxy.

A copy of our Bylaws may also be obtained by contacting the Corporate Secretary at the address above, should stockholders wish to review the relevant provisions regarding the requirements for making stockholder proposals, nominating director candidates, or other provisions. Our Bylaws are also available through the SEC’s website at www.sec.gov.

Other Matters

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

SVB FINANCIAL GROUP 3003 TASMAN DRIVE SANTA CLARA, CA 95054 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 21, 2021 for shares held directly and by 11:59 P.M. Eastern Time on April 19, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SIVB2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 21, 2021 for shares held directly and by 11:59 P.M. Eastern Time on April 19, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D35347-P50062 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SVB FINANCIAL GROUP The Board of Directors recommends you vote FOR the following: For All Against All For All Except To vote against any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1.    Election of Directors Nominees: 01) Greg Becker 02) Eric Benhamou 03) John Clendening 04) Richard Daniels 05) Alison Davis 06) Roger Dunbar 07)     Joel Friedman 08)     Jeffrey Maggioncalda 09)     Beverly Kay Matthews 10)     Mary Miller 11)     Kate Mitchell 12)     Garen Staglin The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2.    To approve, on an advisory basis, our executive compensation (“Say on Pay”). 3.    To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]    Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2020 Form 10-K Annual Report are available at www.proxyvote.com. D35348-P50062 SVB FINANCIAL GROUP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 22, 2021 The undersigned appoints GREG BECKER and MICHAEL ZUCKERT, or either of them, with full power of substitution for himself, as the proxy holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, April 22, 2021, at 4:30 p.m. Local Time, at www.virtualshareholdermeeting.com/SIVB2021 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and manner listed on the reverse side. If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters listed on the reverse side and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. Continued and to be signed on reverse side